EXHIBIT 4.3
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PASS THROUGH TRUST AGREEMENT

TRINITY INDUSTRIES LEASING COMPANY,
Company

TRINITY INDUSTRIES, INC.,
Guarantor

And

WILMINGTON TRUST COMPANY,
Trustee

Dated as of February 15, 2002

$170,000,000

Trinity Industries Leasing Company
2002-1 Pass Through Trust
7.755% Pass Through Certificates,
Series 2002-1

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TABLE OF CONTENTS

Page
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ARTICLE I.
DEFINITIONS

Section 1.01. Definitions    1
Section 1.02. Compliance Certificates and Opinions    8
Section 1.03. Form of Documents Delivered to Trustee    8
Section 1.04. Acts of Holders    9

ARTICLE II.
ACQUISITION OF EQUIPMENT NOTES;
ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01. Issuance of Certificates; Acquisition of Equipment Notes    10
Section 2.02. Acceptance by Trustee    10
Section 2.03. Limitation of Powers    10

ARTICLE III.
THE CERTIFICATES

Section 3.01. Form of Certificates    11
Section 3.02. Restrictive Legends    12
Section 3.03. Execution, Authentication and Denomination of Certificates    13
Section 3.04. Temporary Certificates    13
Section 3.05. Registration of Transfer and Exchange of Certificates    14
Section 3.06. Book-Entry Provisions for Global Certificates    15
Section 3.07. Special Transfer Provisions    16
Section 3.08. Mutilated, Destroyed, Lost or Stolen Certificates    18
Section 3.09. Persons Deemed Owners    18
Section 3.10. Cancellation    18
Section 3.11. Limitation of Liability for Payments    19

ARTICLE IV.
DISTRIBUTIONS; STATEMENTS TO CERTIFICATEHOLDERS

Section 4.01. Certificate Account and Special Payments Account    19
Section 4.02. Distributions from Certificate Account and Special Payments Account    19
Section 4.03. Statements to Certificateholders    20
Section 4.04. Investment of Special Payment Moneys    21

ARTICLE V.
DEFAULT

Section 5.01. Events of Default    22
Section 5.02. Incidents of Sale of Equipment Notes    22

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Section 5.03. Judicial Proceedings Instituted by Trustee    23
Section 5.04. Control by Certificateholders    24
Section 5.05. Waiver of Past Defaults    24
Section 5.06. Undertaking to Pay Court Costs    25
Section 5.07. Right of Certificateholders to Receive Payments Not to Be Impaired    25
Section 5.08. Certificateholders May Not Bring Suit Except Under Certain Conditions    25
Section 5.09. Remedies Cumulative    26

ARTICLE VI.
THE TRUSTEE

Section 6.01. Certain Duties and Responsibilities    26
Section 6.02. Notice of Defaults    27
Section 6.03. Certain Rights of Trustee    28
Section 6.04. Not Responsible for Recitals or Issuance of Certificates    29
Section 6.05. May Hold Certificates    29
Section 6.06. Money Held in Trust    29
Section 6.07. Compensation and Reimbursement    29
Section 6.08. Corporate Trustee Required; Eligibility    30
Section 6.09. Resignation and Removal; Appointment of Successor    31
Section 6.10. Acceptance of Appointment by Successor    32
Section 6.11. Merger, Conversion, Consolidation or Succession to Business    32
Section 6.12. Maintenance of Agencies    33
Section 6.13. Money for Certificate Payments to Be Held in Trust    34
Section 6.14. Registration of Equipment Notes in Trustee's Name    34
Section 6.15. Representations and Warranties of Trustee    35
Section 6.16. Withholding Taxes; Information Reporting; Tax Returns    35
Section 6.17. Trustee's Liens    36

ARTICLE VII.
THE COMPANY

Section 7.01. Maintenance of Corporate Existence    36
Section 7.02. Consolidation, Merger, Etc    36

ARTICLE VIII.
CERTIFICATEHOLDERS' LISTS AND REPORTS BY TRUSTEE

Section 8.01. The Company to Furnish Trustee with Names and Addresses of Certificateholders    37
Section 8.02. Preservation of Information; Communications to Certificateholders    37
Section 8.03. Reports by the Company    38

ARTICLE IX.
SUPPLEMENTAL TRUST AGREEMENTS

Section 9.01. Supplemental Trust Agreements Without Consent of Certificateholders    39
Section 9.02. Supplemental Trust Agreements with Consent of Certificateholders    39

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Section 9.03. Documents Affecting Immunity or Indemnity    40
Section 9.04. Execution of Supplemental Trust Agreements    40
Section 9.05. Effect of Supplemental Trust Agreements    40
Section 9.06. Reference in Certificates to Supplemental Trust Agreements    41

ARTICLE X.
AMENDMENTS TO TRANSACTION DOCUMENTS

Section 10.01. Amendments and Supplements to Transaction Documents    41

ARTICLE XI.
TERMINATION OF TRUST

Section 11.01. Termination of the Trust    41

ARTICLE XII.
MISCELLANEOUS PROVISIONS

Section 12.01. Limitation on Rights of Certificateholders    42
Section 12.02. Certificates Nonassessable and Fully Paid    42
Section 12.03. Notices    43
Section 12.04. Governing Law    43
Section 12.05. Severability of Provisions    43
Section 12.06. Effect of Headings and Table of Contents    43
Section 12.07. Successors and Assigns    43
Section 12.08. Benefits of Trust Agreement    44
Section 12.09. Legal Holidays    44
Section 12.10. Counterpart    44
Section 12.11. Tax Treatment    44
Section 12.12. No Partnership    44

Exhibit A Form of Certificate
Exhibit B Form of Letter of Representations
Exhibit C Form of Certificate for Unlegended Certificates
Exhibit D Form of Certificate to Be Delivered in Connection with
Transfers Pursuant to Regulation S
Exhibit E Form of Transfer Notice

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This PASS THROUGH TRUST AGREEMENT (this "Trust Agreement"), dated as of February
15, 2002, among TRINITY INDUSTRIES LEASING COMPANY, a Delaware corporation (the
"Company"), TRINITY INDUSTRIES, INC., a Delaware corporation (the "Guarantor"), and WILMINGTON TRUST COMPANY, a Delaware banking corporation, not in its individual capacity but solely as trustee hereunder (unless otherwise specified)
(the "Trustee").

WITNESSETH:

WHEREAS, the Company and the Trustee hereby declare the
creation of the Trust for the benefit of the Holders of the Certificates to be issued hereunder, and the initial Holders of the Certificates, as the grantors of the Trust, by their respective acceptances of the Certificates, hereby join in the creation of the Trust with the Trustee;

WHEREAS, all Certificates will evidence fractional undivided interests in the Trust; and

WHEREAS, the Trustee on behalf of the Trust shall purchase
three issues of Equipment Notes issued by the Company pursuant to three separate
Indentures, having the identical interest rate as, and final maturity dates not later than the final expected Regular Distribution Date of, the Certificates and shall hold such Equipment Notes in trust for the benefit of the
Certificateholders.

NOW, THEREFORE, in consideration of the mutual agreements
herein contained, and of other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.01. Definitions. For all purposes of this Trust
Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms used herein that are defined in this Article
have the meanings assigned to them in this Article, and include the plural as well as the singular;

(2) all references in this Trust Agreement to designated
"Articles", "Sections" and other subdivisions are to the designated
Articles, Sections and other subdivisions of this Trust Agreement; and

(3) the words "herein", "hereof" and "hereunder" and other
words of similar import refer to this Trust Agreement as a whole and not to any particular Article, Section or other subdivision.

"Act" when used with respect to any Holder, has the meaning
specified in Section 1.04.

"Affiliate" of any specified Person, means any other Person
directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition,
"control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise;
and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

"Authorized Agent" means any Paying Agent or Registrar.

"Book-Entry Certificates" means a beneficial interest in the
Certificates, ownership and transfers of which shall be made through book entries by a Clearing Agency.

"Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, or the city in which the Trustee or the Indenture Trustee maintains its Corporate Trust Office are authorized or obligated by law, executive order, or governmental decree to be closed.

"Certificate" means any one of the certificates executed and authenticated by the Trustee, substantially in the form of Exhibit A hereto.

"Certificate Account" means the account or accounts created
and maintained pursuant to Section 4.01(a).

"Certificate Owner" means, when used in Section 3.09, the
Person for whom a Clearing Agency Participant acts.

"Certificated Certificates" has the meaning specified in
Section 3.01(d).

"Certificateholder or Holder" means the Person in whose name a
Certificate is registered in the Register, except when used in connection with a
Book-Entry Certificate, where such term shall mean the Person who holds an interest in such Book-Entry Certificate through a Clearing Agency pursuant to
Section 3.06.

"Clearing Agency" means an organization registered as a
"clearing agency" pursuant to Section 17A of the Securities Exchange Act of
1934, as amended.

"Clearing Agency Participant" means a broker, dealer, bank,
other financial institution or other Person for whom from time to time a
Clearing Agency effects, directly or indirectly, book entry transfers and pledges of securities deposited with the Clearing Agency.

"Clearstream" means Clearstream Banking, societe anonyme.

"Closing Date" means February 15, 2002.

"Code" means the Internal Revenue Code of 1986, as amended.

"Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of
1934, and any successor agency.

"Company" means Trinity Industries Leasing Company, a Delaware corporation, its successors in interest and permitted assigns.

"Consideration" has the meaning specified in Section 2.01(a).

"Corporate Trust Office" with respect to the Trustee and the
Indenture Trustee, means the Corporate Trust Administration department of such trustee in the city at which at any particular time its corporate trust business shall be principally administered.

"Depository" means The Depository Trust Company, and any
successor entity to the Depository as depositary for the Certificates.

"Direction" has the meaning specified in Section 1.04(c).

"Distribution Date" means any Regular Distribution Date or
Special Distribution Date.

"Equipment Note" means any of the equipment notes issued under an Indenture, including without limitation any equipment note issued under such
Indenture in replacement or substitution therefor, held by the Trustee.

"ERISA" means the Employee Retirement Income Security Act of
1974, as amended from time to time, or any successor federal statute.

"Euroclear" means Euroclear Bank S.A./N.V.

"Event of Default" means an event described in Section 5.01.

"Fractional Undivided Interest" means the fractional undivided interest in the Trust that is evidenced by a Certificate.

"Global Certificates" has the meaning specified in Section
3.01(d).

"Guarantor" means Trinity Industries, Inc., a Delaware
corporation, its successors in interest and permitted assigns.

"Holder" has the meaning specified in the definition of
"Certificateholder or Holder".

"Indenture" means any of the [A] Trust Indenture and Security
Agreement, [B] Trust Indenture and Security Agreement or [C] Trust Indenture and
Security Agreement, each dated as of the date hereof among the Company, the
Guarantor and The Bank of New York, as trustee, providing for the issuance of a series of Equipment Notes, as each such Indenture may from time to time be amended or supplemented.

"Indenture Default" with respect to any Indenture, means any
Indenture Event of Default as such term is defined in such Indenture.

"Indenture Trustee" means The Bank of New York, as indenture trustee under each of the Indentures; and any successor to such Indenture
Trustee as such trustee.

"Items of Equipment" with respect to any Equipment Note, has the meaning ascribed thereto in the Indenture pursuant to which such Equipment
Note was issued.

"Letter of Representations" means the agreement among the
Company, the Trustee and the Depository, substantially in the form attached hereto as Exhibit B.

"Non-U.S. Person" means a Person that is not a U.S. person, as defined in Regulation S.

"Officer's Certificate" means, with respect to the Company, a certificate signed by the Chairman, the Vice Chairman, the President, any Vice
President, any Assistant Vice President, the Treasurer or the Secretary, and
means, with respect to the Indenture Trustee, a certificate signed by a
Responsible Officer of the Indenture Trustee and delivered to the Trustee.

"Opinion of Counsel" means a written opinion of legal counsel, who may be (a) an attorney employed by the Company or the Guarantor or (b) such other counsel designated by the Company or the Indenture Trustee, whether or not such counsel is an employee of any of them and who shall be reasonably acceptable to the Trustee.

"Outstanding" when used with respect to Certificates, means, as of any date of determination, all Certificates theretofore authenticated and delivered under this Trust Agreement, except:

(i) Certificates theretofore cancelled by the Registrar or
delivered to the Trustee or the Registrar for cancellation;

(ii) Certificates for which amounts in the aggregate original principal amount of such Certificates have been theretofore deposited with the Trustee or any Paying Agent in trust for the Holders of such
Certificates as provided in Section 4.01 pending distribution of such money to the Certificateholders pursuant to the final distribution payment to be made pursuant to Section 11.01 hereof; and

(iii) Certificates in exchange for or in lieu of which other
Certificates have been authenticated and delivered pursuant to this
Trust Agreement.

"Paying Agent" means the paying agent maintained and appointed pursuant to Section 6.12(b).

"Permanent Regulation S Global" has the meaning specified in
Section 3.01(c).

"Permitted Investments" means obligations of the United States of America for the payment of which the full faith and credit of the United
States of America is pledged, maturing in not more than sixty (60) days or such lesser time as is necessary for payment of any Special Payments on a Special
Distribution Date.

"Person" means any person, including any individual,
corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

"Pool Balance" means, with respect to the Certificates as of any date, , the aggregate unpaid principal amount of the Equipment Notes held in the Pass Through Trust on that date plus any amounts in respect of principal of the Equipment Notes held by the Pass Through Trustee and not yet distributed.
The Pool Balance as of any Regular Distribution Date or Special Distribution
Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes or other Trust Property held in the Trust and the distribution thereof to be made on such date.

"Pool Factor" means, with respect to any Certificate as of any date, the quotient (rounded to the seventh decimal place, with 0.00000005 being rounded upward) computed by dividing (i) the Pool Balance as of such date by
(ii) the original aggregate face amount of the Certificates. The Pool Factor as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes or other Trust Property held in the Trust and the distribution thereof to be made on such date.

"Private Placement Legend" has the meaning specified in
Section 3.02(a).

"QIB" means a "qualified institutional buyer" as defined in
Rule 144A.

"Record Date" means (i) for Scheduled Payments to be
distributed on any Regular Distribution Date, other than the final distribution, the 15th day (whether or not a Business Day) preceding such Regular Distribution
Date and (ii) for Special Payments to be distributed on any Special Distribution
Date, other than the final distribution, the 15th day (whether or not a Business
Day) preceding such Special Distribution Date.

"Register and Registrar" means the register maintained and the registrar appointed pursuant to Section 3.05.

"Regular Distribution Date" means, with respect to
distributions of Scheduled Payments, each date designated as such in this Trust
Agreement, until payment of all the Scheduled Payments to be made under the
Equipment Notes held in the Trust have been made or until such Equipment Notes have been redeemed or otherwise prepaid in full.

"Regulation S" means Regulation S under the Securities Act.

"Regulation S Certificated Certificates" has the meaning
specified in Section 3.01(d).

"Regulation S Global" has the meaning specified in Section
3.01(c).

"Request" means a written request by the Company setting forth the subject matter of the request accompanied by an Officer's Certificate and an
Opinion of Counsel as provided in Section 1.02.

"Responsible Officer" when used with respect to the initial
Trustee or the initial Indenture Trustee, means any officer in the Corporate
Trust Office; when used with respect to any successor Trustee or successor
Indenture Trustee, means the chairman or vice-chairman of the board of directors or trustees, the chairman or vice-chairman of the executive or standing committee of the board of directors or trustees, the president, the chairman of the committee on trust matters, any vice-president, any second vice-president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the comptroller and any assistant comptroller; and, when used with respect to the Trustee or the Indenture Trustee, also means any other officer of the Trustee or the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

"Restricted Global" has the meaning specified in Section
3.01(b).

"Rule 144A" means Rule 144A under the Securities Act.

"Scheduled Payment", with respect to a Distribution Date,
means any payment (other than a Special Payment) of principal or interest on an
Equipment Note, due from the obligor thereon, which payment represents the payment of principal at the stated maturity of such Equipment Note or any regularly scheduled installment of principal at the due date thereof, or the payment of regularly scheduled interest accrued on such Equipment Note.

"Securities Act" means the Securities Act of 1933, as amended from time to time.

"Special Distribution Date" means (i) with respect to any
payment described in clause (i) of the definition of Special Payment, the day on which such prepayment is scheduled to occur pursuant to the terms of the applicable Indenture and (ii) with respect to any Special Payment relating to an
Equipment Note other than as described in clause (i) of the definition of
Special Payments, 20 days after the earliest day for which it is practicable for the Trustee to give notice pursuant to Section 4.02(c).

"Special Payment", with respect to an Equipment Note, means
(i) any payment of principal, premium, if any, and interest on such Equipment
Note resulting from the redemption of such Equipment Note pursuant to Section
2.12 of the applicable Indenture, except a payment described in clause (iii)
below, (ii) any payment of principal and interest (including any interest accruing upon default) on, or any other amount in respect of, such Equipment
Note upon an Indenture Event of Default in respect thereof or upon the exercise of remedies under the Indenture relating to such Equipment Note, (iii) any
Scheduled Payment or any Special Payment referred to in clause (i) of this definition which is not in fact paid within five days of the

Distribution Date applicable thereto or (iv) any proceeds from the sale of any
Equipment Note by the Trustee pursuant to Article V hereof and "Special
Payments" means all of such Special Payments.

"Special Payments Account" means the account or accounts
created and maintained pursuant to Section 4.01(b).

"Specified Investments" means (i) direct obligations of the
United States of America and agencies thereof for which the full faith and credit of the United States is pledged, (ii) obligations fully guaranteed by the
United States of America, (iii) certificates of deposit issued by, or bankers'
acceptances of, or time deposits with, any bank, trust company or national banking association incorporated or doing business under the laws of the United
States of America or one of the States thereof having combined capital and surplus and retained earnings of at least five hundred million dollars
($500,000,000) (including the Indenture Trustee or the Trustee if such conditions are met), (iv) commercial paper of companies (including the Company), banks, trust companies or national banking associations incorporated or doing business under the laws of the United States of America or one of the States thereof and in each case having a rating assigned to such commercial paper by
Standard & Poor's Ratings Group, a division of the McGraw Hill Companies, Inc., or Moody's Investors Service, Inc. (or, if neither such organization shall rate such commercial paper at any time, by any nationally recognized rating organization in the United States of America) equal to the highest rating assigned by such organization, and (v) repurchase agreements with any financial institution having a combined capital and surplus of at least seven hundred and fifty million dollars ($750,000,000) fully collateralized by obligations of the type described in clauses (i) through (iv) above; provided that if all of the above investments are unavailable, the entire amount to be invested may be used to purchase Federal funds from an entity described in (iii) above; and provided, further that no investment shall be eligible as a "Specified Investment" unless it is held to maturity and the final maturity or date of return of such investment is 91 days or less from the date of purchase thereof.

"Temporary Regulation S Global" has the meaning specified in
Section 3.01(c).

"Transaction Documents" means, with respect to any Equipment
Note, the related Indenture, as each such document may hereafter be amended or supplemented in accordance with its respective terms.

"Trust" means the trust created by this Trust Agreement, the estate of which consists of the Trust Property.

"Trust Property" means the Equipment Notes held as the
property of the Trust created hereby and all monies at any time paid thereon and all monies due and to become due thereunder, funds from time to time deposited in the Certificate Account and the Special Payments Account and any proceeds from the sale by the Trustee pursuant to Article V hereof of any Equipment Note.

"Trustee" means the institution executing this Trust Agreement not in its individual capacity but solely in its capacity as trustee hereunder
(unless otherwise specified), or its successor in interest, and any successor trustee appointed as provided herein.

"U.S. Certificated Certificates" has the meaning specified in
Section 3.01(d).

"U.S. Person" has the meaning specified in Rule 902 under the
Securities Act.

Section 1.02. Compliance Certificates and Opinions. Upon any
application or request by the Company or the Indenture Trustee to the Trustee to
take any action under any provision of this Trust Agreement, the Company or the
Indenture Trustee, as the case may be, shall furnish to the Trustee an Officer's
Certificate stating that, in the opinion of the signer, all conditions precedent, if any, provided for in this Trust Agreement relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Trust Agreement relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Trust Agreement shall include:

(1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the
examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether, in the opinion of each such
individual, such condition or covenant has been complied with.

Section 1.03. Form of Documents Delivered to Trustee. In any
case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such
Persons as to other matters and any such Person may certify or give an opinion as to such matters in one or several documents.

Any Opinion of Counsel stated to be based on the opinion of
other counsel shall be accompanied by a copy of such other opinion.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Trust Agreement, they may, but need not, be consolidated and form one instrument.

Section 1.04. Acts of Holders. (a) Any direction, consent,
waiver or other action provided by this Trust Agreement to be given or taken by
Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company or the
Indenture Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Trust Agreement and (subject to Section 6.01) conclusive in favor of the Trustee, the Company and the Indenture Trustee, if made in the manner provided in this Section.

(b) The fact and date of the execution by any Person of any
such instrument or writing may be proved by the certificate of any notary public or other officer of any jurisdiction authorized to take acknowledgments of deeds or administer oaths that the Person executing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or such other officer and where such execution is by an officer of a corporation or association or a member of a partnership, on behalf of such corporation, association or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the
Person executing the same, may also be proved in any other reasonable manner which the Trustee deems sufficient.

(c) In determining whether the Holders of the requisite
Fractional Undivided Interests of Certificates outstanding have given any direction, consent or waiver (a "Direction"), under this Trust Agreement,
Certificates owned by the Company, the Guarantor or any Affiliate of any such
Person shall be disregarded and deemed not to be Outstanding under this Trust
Agreement for purposes of any such determination. In determining whether the
Trustee shall be protected in relying upon any such Direction, only Certificates which the Trustee has actual knowledge of such ownership shall be so disregarded. Notwithstanding the foregoing, (i) if any such Person owns 100% of the Certificates Outstanding, such Certificates shall not be so disregarded as aforesaid, and (ii) if any amount of Certificates so owned by any such Person have been pledged in good faith, such Certificates shall not be disregarded as aforesaid if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Certificates and that the pledgee is not the Company, the Guarantor or any Affiliate of any such Persons.

(d) Any Direction or other action by the Holder of any
Certificate shall bind the Holder of every Certificate issued upon the transfer thereof or in exchange therefor or in lieu thereof, whether or not notation of such action is made upon such Certificate.

(e) Except as otherwise provided in Section 1.04(c),
Certificates owned by or pledged to any Person shall have an equal and proportionate benefit under the provisions of this Trust Agreement, without preference, priority, or distinction as among all of the Certificates.

ARTICLE II.

ACQUISITION OF EQUIPMENT NOTES;
ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01. Issuance of Certificates; Acquisition of
Equipment Notes. Upon request of the Company and the satisfaction of the closing conditions with respect to the purchase of Equipment Notes to be purchased on the Closing Date, the Trustee shall execute, deliver and authenticate on the
Closing Date Certificates equaling in the aggregate the total aggregate principal amount of the Equipment Notes expected to be purchased by the Trustee, evidencing the entire ownership of the Trust. The Trustee shall issue and sell such Certificates on the Closing Date, in authorized denominations and in such
Fractional Undivided Interests, so as to result in the receipt by the Trustee of consideration in an amount equal to the aggregate principal amount of all such
Equipment Notes (the "Consideration"). The Trustee shall purchase the Equipment
Notes on the Closing Date at an aggregate purchase price for all such Equipment
Notes equal to the amount of the Consideration. Except as provided in Sections
3.04, 3.05 and 3.08 hereof, the Trustee shall not execute or deliver
Certificates in an aggregate amount in excess of the aggregate amount specified in this paragraph.

Section 2.02. Acceptance by Trustee. (a) The Trustee, upon the execution and delivery of this Trust Agreement, acknowledges its acceptance of all right, title, ownership and interest in and to the Equipment Notes acquired pursuant to Section 2.01 hereof and declares that the Trustee holds and will hold such right, title, ownership and interest, together with all other property constituting the Trust Property, for the benefit of all present and future
Certificateholders, upon the terms herein set forth.

(b) The Company shall deliver to the Trustee, prior to or
promptly following the establishment of the Trust, copies of all Indentures and the related Indenture supplements, unless the Pass Through Trustee shall have previously received such documents.

(c) In connection herewith, the Trustee shall execute and
deliver the Letter of Representations.

Section 2.03. Limitation of Powers. The Trust is constituted solely for the purpose of making the investment in the Equipment Notes, and, except as set forth herein, the Trustee is not authorized or empowered to acquire any other investments or engage in any other activities and, in particular, the Trustee is not authorized or empowered to do anything that would cause the Trust to fail to qualify as a "grantor trust" (within the meaning of
Subpart E, Part I of Subchapter J of the Code) for U.S. federal income tax purposes (including, as subject to this restriction, acquiring any Item of
Equipment (as defined in the respective Indentures) by bidding on the Equipment
Notes or otherwise, or taking any action with respect to any such Item of
Equipment once acquired).

ARTICLE III.

THE CERTIFICATES

Section 3.01. Form of Certificates. (a) The Certificates shall be in registered form without coupons and shall be substantially in the form attached hereto as Exhibit A, with such omissions, variations and insertions as are permitted by this Trust Agreement, and may have such letters, numbers or other marks of identification and such legends or endorsements printed, lithographed or engraved thereon, as may be required to comply with the rules of any Clearing Agency or to conform to any usage in respect thereof, or as may, consistently herewith, be prescribed by the Trustee or by the officer executing such Certificates, such determination by said officer to be evidenced by such officer signing the Certificates.

(b) Certificates offered and sold in reliance on Rule 144A
shall be issued initially in the form of a permanent global Certificate in registered form, substantially in the form set forth in Exhibit A (the
"Restricted Global"), registered in the name of a nominee of the Depository, deposited with the Trustee, as custodian for the Depository, duly executed and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of a Restricted Global may from time to time be increased or decreased by adjustments made on the records of the Registrar as hereinafter provided.

(c) Certificates offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of a temporary global Certificate in registered form substantially in the form set forth in
Exhibit A (the "Temporary Regulation S Global") registered in the name of a nominee of the Depository for the accounts of Euroclear and Clearstream, deposited on behalf of the purchasers of the Certificates represented thereby with the Trustee, as custodian for the Depository, duly executed and authenticated by the Trustee as hereinafter provided. At any time following
March 27, 2002, upon receipt by the Trustee and the Company of a certificate substantially in the form of Exhibit C hereto, one or more permanent global
Certificates in registered form substantially in the form set forth in Exhibit A
(the "Permanent Regulation S Global" and, together with the Temporary Regulation
S Global, the "Regulation S Global") duly executed and authenticated by the
Trustee as hereinafter provided shall be deposited with the Trustee, as custodian for the Depository which shall reflect on its books and records the date and a decrease in the principal amount of the Temporary Regulation S Global in an amount equal to the principal amount of the beneficial interest in the
Temporary Regulation S Global transferred. The aggregate principal amount of a
Regulation S Global may from time to time be increased or decreased by adjustments made in the records of the Trustee, as custodian for the Depository or its nominee, as herein provided.

(d) Certificates issued pursuant to Section 3.06 in exchange for interests in the Regulation S Global shall be in the form of definitive
Certificates in registered form substantially in the form set forth in Exhibit A
(the "Regulation S Certificated Certificates"). Certificates issued pursuant to
Section 3.06 in exchange for interests in the Restricted Global shall be in the form of definitive Certificates in registered form substantially in the form set forth in Exhibit A (the "U.S. Certificated Certificates").

The Regulation S Certificated Certificates and the U.S.
Certificated Certificates are sometimes collectively referred to herein as the
"Certificated Certificates." The Restricted Global and Regulation S Global are
sometimes collectively herein referred to as the "Global Certificates."

The Certificated Certificates shall be typed, printed,
lithographed or engraved or produced by any combination of these methods or may be produced in any other manner determined by the officers executing such
Certificates, as evidenced by their execution of such Certificates.

Section 3.02. Restrictive Legends. (a) Certificate Legends.
Each Restricted Global, Temporary Regulation S Global and U.S. Certificated
Certificate shall bear the legend (the "Private Placement Legend") set forth below on the face thereof:

THIS PASS THROUGH CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE
OR OTHER JURISDICTION. NEITHER THIS PASS THROUGH CERTIFICATE NOR ANY
INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED,
TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE
ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.

THE HOLDER OF THIS PASS THROUGH CERTIFICATE, BY ITS ACCEPTANCE HEREOF,
AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) THIS PASS THROUGH
CERTIFICATE MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY
(I) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY
BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A
UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF
RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN
ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN
EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE
144 (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION
STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV)
IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE
UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS
REQUIRED TO, NOTIFY ANY SUBSEQUENT PURCHASER OF THIS PASS THROUGH
CERTIFICATE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A)
ABOVE.

(b) Global Certificate Legend. Each Global Certificate shall also bear the following legend on the face thereof:

UNLESS THIS GLOBAL CERTIFICATE IS PRESENTED BY AN AUTHORIZED
REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS
AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE
ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST
COMPANY OR SUCH OTHER REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR
SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.
OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE
OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE
HEREOF FOR VALUE OR

OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN
WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR
THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS
GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE
RESTRICTIONS SET FORTH IN SECTION 3.07 OF THE TRUST AGREEMENT REFERRED
TO HEREIN.

(c) Each Certificate shall bear the following legend on the
face thereof:

BY ITS ACQUISITION HEREOF, THE HOLDER REPRESENTS THAT EITHER (I) IT IS NOT (A)
AN "EMPLOYEE BENEFIT PLAN" SUBJECT TO TITLE I OF ERISA, (B) A PLAN SUBJECT TO
SECTION 4975 OF THE CODE, (C) AN ENTITY THE UNDERLYING ASSETS OF WHICH INCLUDE
THE ASSETS OF ANY EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF ERISA OR SECTION
4975 OF THE CODE OR (D) A GOVERNMENTAL OR OTHER PLAN THAT IS SUBJECT TO ANY LAW
THAT IS SUBSTANTIALLY SIMILAR TO THE PROVISIONS OF SECTION 406 OF ERISA OR
SECTION 4975 OF THE CODE, OR (II) THE PURCHASE AND HOLDING OF THIS CERTIFICATE
OR INTEREST THEREIN BY SUCH HOLDER WILL NOT RESULT IN A PROHIBITED TRANSACTION
UNDER SECTION 406 OF ERISA, SECTION 4975 OF THE CODE OR ANY SUBSTANTIALLY
SIMILAR LAW FOR WHICH AN EXEMPTION IS NOT AVAILABLE.

Section 3.03. Execution, Authentication and Denomination of
Certificates. (a) The Certificates shall be executed on behalf of the Trustee by manual or facsimile signature of a Responsible Officer of the Trustee.
Certificates bearing the manual or facsimile signature of an individual who was, at the time when such signature was affixed, authorized to sign on behalf of the
Trustee shall be valid and binding obligations of the Trustee, notwithstanding that such individual has ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such office at the date of such authentication and delivery. No Certificate shall be entitled to any benefit under this Trust Agreement, or be valid for any purposes, unless there appears on such Certificate a certificate of authentication substantially in the form set forth in Exhibit A hereto executed by the Trustee by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

(b) The Certificates shall be issued in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof, except that one
Certificate may be in a denomination of less than $1,000.

(c) The Trustee, on the Closing Date, upon the order of the
Company, will cause to be authenticated and delivered, simultaneously with the sale, assignment, and transfer to the Trustee of the Equipment Notes pursuant to
Section 2.01 hereof, Certificates duly authenticated by the Trustee, in authorized denominations equaling in the aggregate the aggregate principal amount of the Equipment Notes so purchased and evidencing the entire ownership of the Trust.

Section 3.04. Temporary Certificates. Pending the preparation of definitive Certificates, the Trustee may execute, authenticate and deliver temporary Certificates which are

printed, lithographed, typewritten, or otherwise produced, in any denomination, containing substantially the same terms and provisions as set forth in Exhibit
A, except for such appropriate insertions, omissions, substitutions and other variations relating to their temporary nature as the officer executing such temporary Certificates may determine, as evidenced by such officer's execution of such temporary Certificates.

If temporary Certificates are issued, the Trustee will cause definitive Certificates to be prepared without unreasonable delay. After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary
Certificates at the Corporate Trust Office of the Trustee, or at the office or agency of the Trustee maintained in accordance with Section 6.12, without charge to the holder. Upon surrender for cancellation of any one or more temporary
Certificates, the Trustee shall execute, authenticate and deliver in exchange therefor definitive Certificates of authorized denominations of a like aggregate
Fractional Undivided Interest. Until so exchanged, such temporary Certificates shall in all respects be entitled to the same benefits under this Trust
Agreement as definitive Certificates.

Section 3.05. Registration of Transfer and Exchange of
Certificates. The Trustee shall cause to be kept at the office or agency to be maintained by it in accordance with the provisions of Section 6.12 a register
(the "Register") in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall initially be the registrar (the "Registrar") for the purpose of registering
Certificates and transfers and exchanges of Certificates as herein provided.

Upon surrender for registration of transfer of any Certificate at the Corporate Trust Office or such other office or agency, the Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Fractional Undivided Interest.

At the option of a Certificateholder, Certificates may be
exchanged for other Certificates of authorized denominations of a like aggregate
Fractional Undivided Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate and deliver the Certificates that the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar.

No service charge shall be made to a Certificateholder for any registration of transfer or exchange of Certificates, but the Trustee shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

All Certificates surrendered for registration of transfer and exchange shall be cancelled and subsequently destroyed by the Trustee.

Section 3.06. Book-Entry Provisions for Global Certificates.
(a) Each Restricted Global and Regulation S Global initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii)
be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Section 3.02 hereof.

Clearing Agency Participants shall have no rights under this
Trust Agreement with respect to any Global Certificate held on their behalf by the Depository, or the Trustee as its custodian, or under any Global
Certificate, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global
Certificate for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the
Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and the Clearing Agency Participants, the operation of customary practices governing the exercise of the rights of a beneficial owner of any Certificate.

(b) Transfers of a Global Certificate shall be limited to
transfers of such Global Certificate in whole, but not in part, to the
Depository, its successors or their respective nominees. Transfers of interests in one Global Certificate to parties who will hold the interests through the same Global Certificate will be effected in the ordinary way in accordance with the respective rules and operating procedures of the Depository, Euroclear or
Clearstream, as the case may be, and the provisions of Section 3.07 hereof. In addition, U.S. Certificated Certificates or Regulation S Certificated
Certificates shall be issued to all beneficial owners in exchange for their beneficial interests in a Restricted Global or a Regulation S Global, respectively, if (i) the Depository notifies the Company that it is no longer willing or able to continue as a depositary or the Depositary ceases to be a
Clearing Agency and a successor is not appointed within 90 days of such notice or cessation, (ii) the Company, at its option, advises the Trustee in writing that it elects to cause the issuance of Certificated Certificates or (iii) after the occurrence of an Event of Default, Holders of Book-Entry Certificates
evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust, by Act of said Holders delivered to the Company and the Trustee, advise the Trustee and the Depository through the Clearing Agency
Participants in writing that the continuation of a book-entry system through the
Clearing Agency is no longer in the best interests of the Holders.

(c) Any beneficial interest in one of the Global Certificates that is transferred to a Person who takes delivery in the form of an interest in the other Global Certificate will, upon transfer, cease to be an interest in such Global Certificate and become an interest in the other Global Certificate and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other
Global Certificate for as long as it remains such an interest.

(d) In connection with the transfer of all the beneficial
interests in a Restricted Global or Regulation S Global to beneficial owners pursuant to paragraph (b) of this Section 3.06, the Restricted Global or
Regulation S Global, as the case may be, shall be deemed to be surrendered to the Trustee for cancellation, and the Trustee shall execute, authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Restricted Global or Regulation S Global, as the
case may be, an equal aggregate

principal amount of U.S. Certificated Certificates or Regulation S Certificated
Certificates, as the case may be, of authorized denominations.

(e) The registered holder of a Global Certificate may grant
proxies and otherwise authorize any Person, including Clearing Agency
Participants and Persons that may hold interests through Clearing Agency
Participants, to take any action which a Holder is entitled to take under this
Trust Agreement or the Certificates.

(f) Whenever this Trust Agreement requires or permits actions to be taken based upon instructions or directions of Holders of Certificates evidencing a specified percentage of the Fractional Undivided Interests in the
Trust, the Depository shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Certificateholders or Clearing Agency Participants owning or representing, respectively, such required percentage of the Fractional Undivided Interests in the Trust and has
delivered such instructions to the Trustee; provided that the Trustee shall have no obligation to determine whether the Depository has in fact received any such instructions.

Section 3.07. Special Transfer Provisions. (a) Transfers to
QIBs. The following provisions shall apply with respect to the registration of any proposed transfer to a QIB (excluding Non-U.S. Persons):

(i) If the Certificates to be transferred consists of
Certificated Certificates or an interest in a Temporary Regulation S
Global, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Certificate stating, or has otherwise advised the
Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee which has signed the certification provided for on the form of Certificate stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Certificate for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Trust and/or the
Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration under the Securities Act provided by Rule
144A.

(ii) If the transferor is a Clearing Agency Participant
holding a beneficial interest in the Restricted Global, upon receipt by the Registrar of the documents referred to in clause (i) and instructions given in accordance with the Depository's and the
Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of such
Restricted Global in an amount equal to the principal amount of the interests U.S. Certificated Certificates or in the Temporary Regulation
S Global, as the case may be, to be transferred, and the Trustee shall cancel such Certificated Certificates or decrease the amount of such
Temporary Regulation S Global so transferred.

(b) Transfers of Interests in Permanent Regulation S Global or
Regulation S Certificated Certificates to U.S. Persons. The Registrar shall register any transfer of interests in the Permanent Regulation S Global or
Regulation S Certificated Certificates without requiring any additional certification.

(c) Transfers to Non-U.S. Persons at Any Time. The following provisions shall apply with respect to any transfer of a Certificate to a
Non-U.S. Person:

(i) The Registrar shall register any proposed transfer to any
Non-U.S. Person if the Certificate to be transferred is an interest in a Restricted Global only upon receipt of a certificate substantially in the form of Exhibit D from the proposed transferor.

(ii) (A) If the proposed transferor is a Clearing Agency
Participant holding a beneficial interest in a Restricted Global, upon receipt by the Registrar of (x) the documents required by paragraph (i)
and (y) instructions in accordance with the Depository's and the
Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of such
Restricted Global in an amount equal to the principal amount of the beneficial interest in the Restricted Global to be transferred, and (B)
the proposed transferee is a Clearing Agency Participant, upon receipt by the Registrar of instructions given in accordance with the
Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of such Regulation S Global in an amount equal to the principal amount of the U.S. Certificated Certificates or the
Restricted Global, as the case may be, to be transferred, and the
Trustee shall cancel such Certificated Certificates, if any, so transferred or decrease the amount of the Restricted Global.

(d) Private Placement Legend. Upon the registration of
transfer, exchange or replacement of Certificates not bearing the Private
Placement Legend, the Registrar shall deliver Certificates that do not bear the
Private Placement Legend. Upon the registration of transfer, exchange or replacement of Certificates bearing the Private Placement Legend, the Registrar shall deliver only Certificates that bear the Private Placement Legend unless either (i) the Private Placement Legend is no longer required by Section 3.02 or
(ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

(e) General. By its acceptance of any Certificate bearing the
Private Placement Legend, each Holder of such a Certificate acknowledges the restrictions on transfer of such Certificate set forth in this Trust Agreement and in the Private Placement Legend and agrees that it will transfer such
Certificate only as provided in this Trust Agreement. The Registrar shall not register a transfer of any Certificate unless such transfer complies with the restrictions on transfer of such Certificate set forth in this Trust Agreement.
In connection with any transfer of Certificates, each Certificateholder agrees by its acceptance of the Certificates to furnish to the Registrar and the
Trustee such certificates, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the Securities Act; provided that the Registrar shall not be

required to determine the sufficiency of any such certifications, legal opinions or other information.

Until such time as no Certificates remain outstanding, the
Registrar shall retain, in accordance with its customary procedures, copies of all letters, notices and other written communications received pursuant to
Section 3.06 or this Section 3.07. The Trustee shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the
Registrar.

(f) Notwithstanding anything contained herein to the contrary, subject to compliance with the provisions of this Section 3.07, the Trustee shall not be responsible for independently ascertaining whether any transfer in fact complies with the registration requirements or exemptions therefrom under the Securities Act or the Securities Act of 1934, as amended, applicable state or other federal securities law or the Investment Company Act of 1940, as amended.

Section 3.08. Mutilated, Destroyed, Lost or Stolen
Certificates. If (a) any mutilated Certificate is surrendered to the Registrar, or the Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Registrar and the
Trustee such security, indemnity or bond, as may be required by them to save each of them harmless, then, in the absence of notice to the Registrar or the
Trustee that such Certificate has been acquired by a protected purchaser, the
Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Fractional Undivided Interest with the same final Distribution Date. In connection with the issuance of any new Certificate under this Section 3.08, the
Trustee shall require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Registrar)
connected therewith. Any duplicate Certificate issued pursuant to this Section
3.08 shall constitute conclusive evidence of the appropriate Fractional
Undivided Interest in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 3.09. Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Trustee, the Registrar, and any Paying Agent of the Trustee shall treat the person in whose name any
Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.02 and for all other purposes whatsoever, and neither the Trustee, the Registrar, nor any Paying Agent of the
Trustee shall be affected by any notice to the contrary.

Section 3.10. Cancellation. All Certificates surrendered for payment, registration of transfer or exchange shall, if surrendered to any
Person or party hereto other than the Registrar, be delivered by such Person to the Registrar for cancellation. No Certificates shall be authenticated in lieu of or in exchange for any Certificates cancelled as provided in this Section, except as expressly permitted by this Trust Agreement. All cancelled
Certificates held by the Registrar shall be destroyed and a certification of their destruction delivered to the Trustee.

Section 3.11. Limitation of Liability for Payments. All
payments or distributions made to Certificateholders under this Trust Agreement shall be made only from the Trust Property and only to the extent that the
Trustee shall have sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of Article IV of this Trust
Agreement. Each Holder of a Certificate, by its acceptance of such Certificate, agrees that it will look solely to the income and proceeds from the Trust
Property to the extent available for distribution to the Holder thereof as provided in this Trust Agreement.

ARTICLE IV.

DISTRIBUTIONS; STATEMENTS TO CERTIFICATEHOLDERS

Section 4.01. Certificate Account and Special Payments
Account. (a) The Trustee shall establish and maintain on behalf of the
Certificateholders the Certificate Account with the Trustee as one or more non-interest bearing accounts. The Trustee shall hold the Certificate Account in trust for the benefit of the Certificateholders, and shall make or permit withdrawals therefrom only as provided in this Trust Agreement. On each day when a Scheduled Payment is made under any Indenture to the Trustee, as holder of the
Equipment Notes issued under such Indenture, the Trustee upon receipt shall immediately deposit the aggregate amount of such Scheduled Payment in the
Certificate Account.

(b) The Trustee shall establish and maintain on behalf of the
Certificateholders the Special Payments Account with the Trustee as one or more accounts, which shall be non-interest bearing except as provided in Section
4.04. The Trustee shall hold the Special Payments Account in trust for the benefit of the Certificateholders, and shall make or permit withdrawals therefrom only as provided in this Trust Agreement. On each day when a Special
Payment is made under any Indenture to the Trustee, as holder of the Equipment
Notes issued under such Indenture, the Trustee upon receipt shall immediately deposit the aggregate amount of such Special Payments in the Special Payments
Account.

(c) The Trustee shall present to the Indenture Trustee to
which an Equipment Note relates such Equipment Note on the date of its stated
final maturity, or in the case of any Equipment Note which is to be prepaid in whole pursuant to the relevant Indenture, on the applicable prepayment date under such Indenture.

Section 4.02. Distributions from Certificate Account and
Special Payments Account. (a) Subject to Section 6.07(b), on each Regular
Distribution Date or as soon thereafter as the Trustee has confirmed receipt of the payment of the Scheduled Payments due on the Equipment Notes, the Trustee
shall distribute out of the Certificate Account the entire amount deposited therein pursuant to Section 4.01(a). There shall be so distributed to each
Certificateholder of record on the Record Date with respect to such Regular
Distribution Date (other than as provided in Section 11.01 concerning the final distribution) by check mailed to such Certificateholder at the address appearing in the Register such Certificateholder's pro rata share (based on the aggregate
Fractional Undivided Interest held by such Certificateholder) of the aggregate amount in the Certificate Account, except that, with respect to Certificates registered on the Record Date in the name of the Depository (or its nominee), such distribution shall be made by wire transfer in immediately available funds to the account designated by the Depository (or such nominee).

(b) On each Special Distribution Date with respect to any
Special Payment or as soon thereafter as the Trustee has confirmed receipt of the Special Payments due on the Equipment Notes or realized upon the sale of any
Equipment Note, the Trustee shall distribute out of the Special Payments Account the entire amount deposited therein pursuant to Section 4.01(b). There shall be so distributed to each Certificateholder of record on the Record Date with respect to such Special Distribution Date (other than as provided in Section
11.01 concerning the final distribution) by check mailed to such
Certificateholder at the address appearing in the Register such
Certificateholder's pro rata share (based on the aggregate Fractional Undivided
Interest held by such Certificateholder) of the aggregate amount in the Special
Payments Account on account of such Special Payment, except that, with respect to Certificates registered on the Record Date in the name of the Depository (or its nominee), such distribution shall be made by wire transfer in immediately available funds to the account designated by the Depository (or such nominee).

(c) The Trustee shall at the expense of the Company cause
notice of each Special Payment to be mailed to each Holder of a Certificate at his address as it appears in the Register. In the event of prepayment of
Equipment Notes, such notice shall be mailed not less than 20 days prior to the date any such Special Payment is scheduled to be distributed. In the case of any other Special Payments, such notice shall be mailed as soon as practicable after the Trustee has confirmed that it has received funds for such Special Payment and shall state the Special Distribution Date for such Special Payment, which shall occur 20 days after the date of such notice of Special Payment or (if such
20th day is not practicable) as soon as practicable thereafter. Notices mailed by the Trustee shall set forth:

(i) the Special Distribution Date and the Record Date therefor
(except as otherwise provided in Section 11.01),

(ii) the amount of the Special Payment for each $1,000 face
amount Certificate and the amount thereof constituting principal, premium, if any, and interest,

(iii) the reason for the Special Payment, and

(iv) if the Special Distribution Date is the same date as a
Regular Distribution Date, the total amount to be received on such date for each $1,000 face amount Certificate.

If the amount of premium payable upon the prepayment of an Equipment Note has not been calculated at the time that the Trustee mails notice of a Special
Payment, it shall be sufficient if the notice sets forth the other amounts to be distributed and states that any premium received will also be distributed.

Section 4.03. Statements to Certificateholders. (a) On each
Regular Distribution Date and Special Distribution Date, the Trustee will include with each distribution to

Certificateholders of record a statement, giving effect to such distribution to be made on such Regular Distribution Date or Special Distribution Date, as the
case may be, setting forth the following information (per a $1,000 face amount
Certificate as to (i) and (ii) below):

(i) the amount of such distribution allocable to principal
and the amount allocable to premium, if any; and

(ii) the amount of such distribution allocable to interest;
and

(iii) the Pool Balance and the Pool Factor.

With respect to the Certificates registered in the name of the
Depository or its nominee, on the Record Date prior to each Regular Distribution
Date and Special Distribution Date, the Trustee will request from the Depository a securities position listing setting forth the names of all the Clearing Agency
Participants reflected on the Depository's books as holding interests in the
Certificates on such Record Date. On each Regular Distribution Date and Special
Distribution Date, the Trustee will mail to each such Clearing Agency
Participant the statement described above and will make available additional copies as requested by such Clearing Agency Participants for forwarding to holders of the Certificates.

(b) Within a reasonable period of time after the end of each calendar year but not later than the latest date permitted by law, the Trustee shall furnish to each Person who at any time during such calendar year was a
Certificateholder of record a statement containing the sum of the amounts determined pursuant to clauses (a) (i) and (a) (ii) with respect to the Trust for such calendar year or, in the event such Person was a Certificateholder of record during a portion of such calendar year, for the applicable portion of such year, and such other items as are readily available to the Trustee and which a Certificateholder shall reasonably request in writing as necessary for the purpose of such Certificateholder's preparation of its Federal income tax returns. With respect to Certificates registered in the name of the Depository or its nominee, such statement and such other items shall be prepared on the basis of information supplied to the Trustee by the Clearing Agency Participants and shall be delivered by the Trustee to such Clearing Agency Participants to be available for forwarding by such Clearing Agency Participants to the holders of interests in the Certificates.

Section 4.04. Investment of Special Payment Moneys. Any money received by the Trustee pursuant to Section 4.01(b) representing a Special
Payment which is not to be promptly distributed shall, to the extent practicable, be invested in Permitted Investments by the Trustee pending distribution of such Special Payment pursuant to Section 4.02. Any investment made pursuant to this Section 4.04 shall be in such Permitted Investments having maturities not later than the date that such moneys are required to be used to make the payment required under Section 4.02 on the applicable Special
Distribution Date and the Trustee shall hold any such Permitted Investments until maturity. The Trustee shall have no liability with respect to any investment made pursuant to this Section 4.04, other than by reason of the willful misconduct or gross negligence (or negligence in the handling of funds)
of the Trustee. All income and earnings from such investments shall be distributed on such Special Distribution Date as part of such Special Payment.

ARTICLE V.

DEFAULT

Section 5.01. Events of Default. If any Indenture Default
under any Indenture (an "Event of Default") shall occur and be continuing, then, and in each and every case, so long as such Event of Default shall be continuing, the Trustee may, but shall have no duty to, vote all of the
Equipment Notes held in the Trust to which such Event of Default relates, and upon the direction of the holders of Certificates evidencing Fractional
Undivided Interests aggregating not less than a majority in interest in the
Trust, the Trustee shall vote a corresponding majority of such Equipment Notes, in favor of directing the Indenture Trustee to which such Event of Default relates, to declare the unpaid principal amount of the Equipment Notes then outstanding to which such Event of Default relates and accrued interest thereon to be due and payable under, and in accordance with the provisions of, the relevant Indenture. In addition, subject to Section 5.04, if an Indenture
Default shall have occurred and be continuing under any Indenture, the Trustee may, but shall have no duty to, and upon the direction of the holders of
Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust, the Trustee shall, in accordance with the relevant Indenture, vote the Equipment Notes held in the Trust to which such
Event of Default relates to direct the Indenture Trustee regarding the exercise of remedies provided in Article IV of such Indenture. The Trustee shall so vote only Equipment Notes issued under an Indenture with respect to which an
Indenture Default has occurred and is continuing.

In addition, after an Event of Default shall have occurred and be continuing with respect to any Equipment Notes, the Trustee may, but shall be under no duty to, in its discretion, and upon the direction of the
Certificateholders evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust shall, by such officer or agent as it may appoint, sell, convey, transfer and deliver such Equipment Note or
Equipment Notes, without recourse to or warranty by the Trustee or any
Certificateholder, to any Person. In any such case, the Trustee shall sell, assign, contract to sell or otherwise dispose of and deliver such Equipment Note or Equipment Notes in one or more parcels at public or private sale or sales, at any location or locations at the option of the Trustee, all upon such terms and conditions as it may reasonably deem advisable and at such prices as it may reasonably deem advisable, for cash. If the Trustee so decides or is required to sell or otherwise dispose of any Equipment Note pursuant to this Section, the
Trustee shall take such of the actions described above as it may reasonably deem most effective to complete the sale or other disposition of such Equipment Note, so as to provide for the payment in full of all amounts due on the Certificates.
The Trustee shall give notice to the Company promptly after any such sale.
Notwithstanding the foregoing, any action taken by the Trustee under this
Section shall not, in the reasonable judgment of the Trustee, be adverse to the best interests of the Certificateholders.

Section 5.02. Incidents of Sale of Equipment Notes. Upon any
sale of all or any part of the Equipment Notes made either under the power of sale given under this Trust Agreement or otherwise for the enforcement of this
Trust Agreement, the following shall be applicable:

(1) Certificateholders and Trustee May Purchase Equipment
Notes. Any Certificateholder, the Trustee in its individual or any other capacity or any other Person may bid for and purchase any of the
Equipment Notes, and upon compliance with the terms of sale, may hold, retain, possess and dispose of such Equipment Notes in their or its or his own absolute right without further accountability.

(2) Receipt of Trustee Shall Discharge Purchaser. The receipt of the Trustee or of the officer making such sale shall be a sufficient discharge to any purchaser for his purchase money, and, after paying such purchase money and receiving such receipt, such purchaser or his personal representative or assigns shall not be obliged to see to the application of such purchase money, or be in any way answerable for any loss, misapplication or nonapplication thereof.

(3) Application of Moneys Received upon Sale. Any moneys
collected by the Trustee upon any sale made either under the power of sale given by this Trust Agreement or otherwise for the enforcement of this Trust Agreement, shall be applied as provided in Section 4.02.

Section 5.03. Judicial Proceedings Instituted by Trustee. (a)
If there shall be a failure to make payment of the principal of, premium, if any, or interest on any Equipment Note, then the Trustee, in its own name, and as trustee of an express trust, as holder of such Equipment Notes, shall be, to the extent permitted by and in accordance with the terms of the Transaction
Documents, entitled and empowered to institute any suits, actions or proceedings at law, in equity or otherwise, for the collection of the sums so due and unpaid on such Equipment Notes and may prosecute any such claim or proceeding to judgment or final decree with respect to the whole amount of any such sums so due and unpaid.

(b) The Trustee in its own name, or as trustee of an express trust, or as attorney-in-fact for the Certificateholders, or in any one or more of such capacities (irrespective of whether distributions on the Certificates shall then be due and payable, or the payment of the principal on the Equipment
Notes shall then be due and payable, as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand to the Indenture Trustee for the payment of overdue principal, premium (if any) or interest on the Equipment Notes), shall be entitled and empowered to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Certificateholders allowed in any receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization or any other judicial proceedings relative to the Company or a
Lessor, their respective creditors or property. Any receiver, assignee, trustee, liquidator, sequestrator (or similar official) in any such judicial proceeding is hereby authorized by each Certificateholder to make payments in respect of such claim to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Certificateholders, to pay to the
Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts owed to the Trustee under Section 6.07. Nothing contained in this Trust
Agreement shall be deemed to give to the Trustee any right to accept or consent to any plan of reorganization or otherwise by

action of any character in any such proceeding to waive or change in any way any right of any Certificateholder.

Section 5.04. Control by Certificateholders. The
Certificateholders evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee under this Trust Agreement, including any right of the Trustee as holder of the
Equipment Notes, provided that:

(1) such direction shall not be in conflict with any rule of law or with this Trust Agreement and would not involve the Trustee in personal liability or expense for which indemnification acceptable in form and substance to the Trustee has not been provided,

(2) the Trustee shall not determine that the action so
directed would be unjustly prejudicial to the Certificateholders not taking part in such direction,

(3) the Trustee may take any other action deemed proper by the
Trustee which is not inconsistent with such direction, and

(4) if an Indenture Default under any Indenture shall have
occurred and be continuing, such direction shall not obligate the
Trustee to vote more than a corresponding majority of the related
Equipment Notes held by the Trust in favor of directing any action by the Indenture Trustee with respect to such Indenture Default.

Section 5.05. Waiver of Past Defaults. The Certificateholders
evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust may on behalf of the Certificateholders of all the
Certificates waive any past Event of Default hereunder and its consequences or may instruct the Trustee to waive any past default under any Indenture or this
Trust Agreement and its consequences, except a default

(1) in the deposit of any Scheduled Payment or Special Payment under Section 4.01 or in the distribution of any payment under Section
4.02 on the Certificates, or

(2) in the payment of the principal of (or premium, if any) or interest on any Equipment Notes, or

(3) in respect of a covenant or provision hereof which under
Article IX hereof cannot be modified or amended without the consent of the Certificateholder of each Outstanding Certificate affected.

Upon any such waiver, such default shall cease to exist with respect to this Trust Agreement, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Trust Agreement and any direction given by the Trustee on behalf of such holders to the Indenture
Trustee shall be annulled with respect thereto; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent

thereon. Upon any such waiver, the Trustee shall vote the Equipment Notes issued under the relevant Indenture to waive the corresponding Indenture Default.

Section 5.06. Undertaking to Pay Court Costs. All parties to this Trust Agreement, and each Certificateholder by his acceptance of a
Certificate, shall be deemed to have agreed that any court may in its discretion require, in any suit, action or proceeding for the enforcement of any right or remedy under this Trust Agreement, or in any suit, action or proceeding against the Trustee for any action taken or omitted by it as Trustee hereunder, the filing by any party litigant in such suit, action or proceeding of an undertaking to pay the costs of such suit, action or proceeding, and that such court may, in its discretion, assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, action or proceeding, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section shall not apply to (a) any suit, action or proceeding instituted by any
Certificateholder or group of Certificateholders evidencing Fractional Undivided
Interests aggregating more than 10% of the Trust, (b) any suit, action or proceeding instituted by any Certificateholder for the enforcement of the distribution of payments pursuant to Section 4.02 hereof on or after the respective due dates expressed herein or (c) any suit, action or proceeding instituted by the Trustee.

Section 5.07. Right of Certificateholders to Receive Payments
Not to Be Impaired. Anything in this Trust Agreement to the contrary notwithstanding, including, without limitation, Section 5.08 hereof, the right of any Certificateholder to receive distributions of payments required pursuant to Section 4.02 hereof on the Certificates when due, or to institute suit for the enforcement of any such payment on or after the applicable Distribution Date or Special Distribution Date, shall not be impaired or affected without the consent of such Certificateholder.

Section 5.08. Certificateholders May Not Bring Suit Except
Under Certain Conditions. A Certificateholder shall not have the right to institute any suit, action or proceeding at law or in equity or otherwise with respect to this Trust Agreement, for the appointment of a receiver or for the enforcement of any other remedy under this Trust Agreement, unless:

(1) such Certificateholder previously shall have given written notice to the Trustee of a continuing Event of Default;

(2) the Certificateholders evidencing Fractional Undivided
Interests aggregating not less than a majority in interest of the Trust shall have requested the Trustee in writing to institute such action, suit or proceeding and shall have offered to the Trustee indemnity as provided in Section 6.03(e);

(3) the Trustee shall have refused or neglected to institute any such action, suit or proceeding for 60 days after receipt of such notice, request and offer of indemnity; and

(4) no direction inconsistent with such written request has
been given to the Trustee during such 60 day period by the
Certificateholders evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust.

It is understood and intended that no one or more of the
Certificateholders shall have any right in any manner whatever hereunder or under the Certificates to (i) surrender, impair, waive, affect, disturb or prejudice any property which is part of the Trust Property or the lien of any
Indenture on any property subject thereto, or the rights of the
Certificateholders or the holders of the Equipment Notes, (ii) obtain or seek to obtain priority over or preference to any other such Holder or (iii) enforce any right under this Trust Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all the Certificateholders subject to the provisions of this Trust Agreement.

Section 5.09. Remedies Cumulative. Every remedy given
hereunder to the Trustee or to any of the Certificateholders shall not be exclusive of any other remedy or remedies, and every such remedy shall be cumulative and in addition to every other remedy given hereunder or now or hereafter given by statute, law, equity or otherwise.

ARTICLE VI.

THE TRUSTEE

Section 6.01. Certain Duties and Responsibilities. (a) Except
during the continuance of an Event of Default:

(1) the Trustee undertakes to perform such duties as are
specifically set forth in this Trust Agreement, and no implied covenants or obligations shall be read into this Trust Agreement against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Trust Agreement; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Trust Agreement.

(b) In case an Event of Default has occurred and is
continuing, the Trustee shall exercise such of the rights and powers vested in it by this Trust Agreement, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs; provided however, that the Trustee shall take no action that would cause the Trust to cease to qualify as a "grantor trust"
(within the meaning of Subpart E, Part I, Subchapter J of the Code) for U.S.
federal income tax purposes.

(c) No provision of this Trust Agreement shall be construed to relieve the Trustee from liability for its own grossly negligent action (or negligent action in the handling of funds), its own grossly negligent failure to act (or negligent failure to act in the handling of funds), or its own willful misconduct, except that:

(1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Certificateholders evidencing Fractional Undivided
Interests aggregating not less than a majority in interest in the Trust
(unless this Trust Agreement expressly provides for a different aggregate amount) relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee on behalf of the
Holders or the Trust, or managing the Trust or exercising any trust or power conferred upon the Trustee for the benefit of such Holders or the
Trust, under this Trust Agreement; and

(4) no provision of this Trust Agreement shall require the
Trustee to expend or risk its own funds in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk is not reasonably assured to it.

(d) Whether or not herein expressly so provided, every
provision of this Trust Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

(e) The Trustee is authorized and directed to execute such
other documents and take such other action as Holders of Certificates evidencing
Fractional Undivided Interests aggregating not less than a majority in interest in the Trust specifically direct in written instructions delivered to the
Trustee; provided, however, that the Trustee shall not be required to take any action if the Trustee shall determine, or shall be advised by counsel, that such action is likely to result in personal liability or is contrary to applicable law or any agreement to which the Trustee is a party or would cause the Trust to cease to qualify as a "grantor trust" (within the meaning of Subpart E, Part I,
Subchapter J of the Code) for U.S. federal income tax purposes. The Trustee shall have the right to obtain an opinion of counsel to the effect that such action would not cause the Trust to cease to qualify as a "grantor trust"
(within the meaning of Subpart E, Part I, Subchapter J of the Code) for U.S.
federal income tax purposes.

Section 6.02. Notice of Defaults. As promptly as practicable, and in any event within 90 days after, the occurrence of any default (as such term is defined below) hereunder actually known to the Trustee, the Trustee shall transmit by mail to the Company and the Indenture Trustee in accordance with Section 12.03 and to all Certificateholders, as their names and addresses appear in the Register, notice of such default, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest on any
Equipment Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive

committee or a trust committee of directors and/or Responsible Officers of the
Trustee in good faith determine that the withholding of such notice is in the interests of the Certificateholders. For the purpose of this Section, the term
"default" means an event which is, or after notice or lapse of time or both would become, an Event of Default pursuant to any Indenture.

Section 6.03. Certain Rights of Trustee. Except as otherwise provided in Section 6.01:

(a) the Trustee may rely and shall be protected in acting or refraining from acting in reliance upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Request;

(c) whenever in the administration of this Trust Agreement the
Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate of the Company or the Indenture
Trustee;

(d) the Trustee may consult with counsel and the written
advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement at the request or direction of any of the Certificateholders pursuant to this Trust Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document; and

(g) the Trustee may execute any of the trusts or powers
hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h) the Trustee shall not be liable for any action taken or
omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Trust Agreement, other than any liabilities arising out of its own gross negligence (or negligence in the handling of funds) or willful misconduct;

(i) the permissive rights of the Trustee to do things
enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its gross negligence (or negligence in the handling of funds) or wilful misconduct;

(j) the Trustee shall not be required to give any note or
surety in respect of the execution of the trusts and powers hereunder or otherwise in respect of the premises; and

(k) except for (i) a payment default and (ii) any other event of which the Trustee has "actual knowledge", which event is or, with the giving of notice or the passage of time or both, would constitute an Event of Default, the Trustee shall not be deemed to have notice of any such default or event unless specifically notified in writing of such event by the Company, any
Indenture Trustee or any Holder; as used herein, the term "actual knowledge"
means the actual fact or statement of knowing, without any duty to make any investigation with regard thereto.

Section 6.04. Not Responsible for Recitals or Issuance of
Certificates. The recitals contained herein and in the Certificates, except the certificates of authentication, shall not be taken as the statements of the
Trustee, and the Trustee assumes no responsibility for their correctness.
Subject to Section 6.15, the Trustee makes no representations as to the validity or sufficiency of this Trust Agreement, any Indenture, the Equipment Notes or the Certificates, except that the Trustee hereby represents and warrants that this Trust Agreement has been, and each Certificate will be, executed and delivered by one of its officers who is duly authorized to execute and deliver such document on its behalf.

Section 6.05. May Hold Certificates. The Trustee, any Paying
Agent, the Registrar or any other agent, in their respective individual or any other capacity, may become the owner or pledgee of Certificates and may otherwise deal with the Company or the Indenture Trustee with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent.

Section 6.06. Money Held in Trust. Money held by the Trustee or any Paying Agent in trust hereunder need not be segregated from other funds except to the extent required herein or by law and neither the Trustee nor any
Paying Agent shall have any liability for interest upon any such moneys except as provided for herein.

Section 6.07. Compensation and Reimbursement. (a) The Company
agrees:

(1) to pay, or cause to be paid, to the Trustee from time to time such compensation for all services rendered by it hereunder as the
Company and the Trustee may agree in writing from time to time (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2) except as otherwise expressly provided herein, to
reimburse, or cause to be reimbursed, the Trustee upon its request for all reasonable out of pocket expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Trust Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to the gross negligence (or negligence in

the handling of funds), willful misconduct or bad faith of the Trustee or as may be incurred due to the Trustee's breach of its
representations, warranties and agreements set forth in Sections 6.04,
6.15 and 6.17 or the Trustee's failure to perform any of its obligations hereunder in accordance with its standard of care; and

(3) to indemnify, or cause to be indemnified, the Trustee,
solely in its individual capacity, for, and to hold it harmless against, any loss, liability, tax (other than any tax referred to in the next paragraph or any tax attributable to the Trustee's
compensation for serving as such), cost or expense incurred without gross negligence (or negligence in the handling of funds), willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of any Trust, including the costs and expenses of (a) defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder or (b) contesting the imposition of any such tax, except in each case for any such loss, liability, tax, cost or expense incurred by reason of the Trustee's breach of its representations and warranties set forth in Section 6.04 or 6.15 or the Trustee's failure to perform any of its obligations hereunder in accordance with its standard of care. The Trustee shall notify the Company promptly of any claim or tax for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel with the consent of the Company and the
Company will pay the reasonable fees and expenses of such counsel. The
Company need not pay for any settlement made or any taxes paid, in settlement or otherwise, without its consent.

(b) In addition, the Trustee shall be entitled to
reimbursement from, and shall have a lien prior to the Certificates upon, all property and funds held or collected by the Trustee in its capacity as Trustee for any tax (and if an Event of Default shall have occurred and be continuing, any and all amounts then due and payable to the Trustee under this Trust
Agreement which is not paid by the Company within 30 days after demand to the
Company for such payment) incurred without gross negligence, bad faith or willful misconduct, on its part, arising out of or in connection with the acceptance or administration of the Trust created hereby (other than any tax attributable to the Trustee's compensation for serving as such), including any costs and expenses incurred in contesting the imposition of any such tax. If the
Trustee reimburses itself for any such tax it will within 30 days mail a brief report setting forth the circumstances thereof to the Company and to all
Certificateholders as their names and addresses appear in the Register.

(c) If and when the Trustee incurs expenses or renders service after an Event of Default arising as a result of any bankruptcy or insolvency of the Company, the expenses and compensation for such services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration in any such bankruptcy or insolvency proceeding.

Section 6.08. Corporate Trustee Required; Eligibility. There
shall at all times be a Trustee hereunder which shall be an institution organized and doing business under the laws of the United States of America or of any state, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus (together with that of its parent) of at least

$100,000,000, and subject to supervision or examination by Federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 6.09. Resignation and Removal; Appointment of
Successor. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 6.10.

(b) The Trustee may resign at any time by giving written
notice thereof to the Company, the Authorized Agents and the Indenture Trustee.
If an instrument of acceptance by a successor Trustee shall not have been delivered to the Company and the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c) The Trustee may be removed at any time by Act of the
Holders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust delivered to the
Trustee and to the Company and the Indenture Trustee.

(d) If at any time:

(1) the Trustee shall cease to be eligible under Section 6.08 and shall fail to resign after written request therefor by the Company or by any Certificateholder; or

(2) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any case, (i) the Company may remove the Trustee or (ii) subject to
Section 5.06, any Certificateholder who has been a bona fide Holder of a
Certificate for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e) If a Responsible Officer of the Trustee shall obtain
actual knowledge of an Avoidable Tax (as hereinafter defined) which has been or is likely to be asserted, the Trustee shall promptly notify the Company thereof and shall, within 30 days of such notification, resign hereunder unless within such 30-day period the Trustee shall have received notice that the Company has agreed to pay such tax. The Company shall promptly appoint a successor Trustee in a jurisdiction where there are no Avoidable Taxes. As used herein an
Avoidable Tax means a state or local tax: (i) upon (w) the Trust, (x) the Trust
Property, (y) Holders of the Certificates or (z) the Trustee for which the
Trustee is entitled to seek reimbursement from the Trust Property, and (ii)
which would be avoided if the Trustee were located in another state, or jurisdiction

within a state, within the United States. A tax shall not be an Avoidable Tax if the Company shall agree to pay, and shall pay, such tax.

(f) If the Trustee shall resign, be removed or become
incapable of acting, or if a vacancy shall occur in the office of the Trustee for any reason, the Company shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the
Holders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust delivered to the
Company, the Indenture Trustee and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed as provided above. If no successor Trustee shall have been so appointed as provided above and accepted appointment in the manner hereinafter provided, any
Certificateholder who has been a bona fide Holder of a Certificate for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(g) The successor Trustee shall give notice of the resignation and removal of the Trustee and appointment of the successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the
Holders of Certificates as their names and addresses appear in the Register.
Each notice shall include the name of such successor Trustee and the address of its Corporate Trust Office.

Section 6.10. Acceptance of Appointment by Successor. Every
successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor
Trustee, such retiring Trustee shall execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor
Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its lien, if any, provided for in Section 6.07. Upon request of any such successor Trustee, the Company, the retiring Trustee and such successor
Trustee shall execute and deliver any and all instruments containing such provisions as shall be necessary or desirable to transfer and confirm to, and for more fully and certainly vesting in, such successor Trustee all such rights, powers and trusts.

No successor Trustee shall accept its appointment unless at
the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 6.11. Merger, Conversion, Consolidation or Succession
to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided

such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Certificates shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Certificates so authenticated with the same effect as if such successor Trustee had itself authenticated such Certificates.

Section 6.12. Maintenance of Agencies. (a) There shall at all times be maintained an office or agency where Certificates may be presented or surrendered for registration of transfer or for exchange, and for payment thereof and where notices and demands to or upon the Trustee in respect of the
Certificates or of this Trust Agreement may be served. Such office or agency shall be initially at the Corporate Trust Office. Written notice of each such other office or agency and of any change of location thereof shall be given by the Trustee to the Company, the Indenture Trustee and the Certificateholders. In
the event that no such office or agency shall be maintained or no such notice of location or of change of location shall be given, presentations and demands may be made and notices may be served at the Corporate Trust Office of the Trustee.

(b) There shall at all times be a Registrar and a Paying Agent hereunder. Each such Authorized Agent shall be a bank or trust company, shall be a corporation organized and doing business under the laws of the United States or any state, with a combined capital and surplus (together with that of its parent) of at least $100,000,000, and shall be authorized under such laws to exercise corporate trust powers, subject to supervision by Federal or state authorities. The Trustee shall initially be the Paying Agent and, as provided in
Section 3.05, Registrar hereunder. Each Registrar shall furnish to the Trustee, at stated intervals of not more than six months, and at such other times as the
Trustee may request in writing, a copy of the Register.

(c) Any corporation into which any Authorized Agent may be
merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authorized
Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authorized Agent, shall be the successor of such Authorized
Agent hereunder, if such successor corporation is otherwise eligible under this
Section, without the execution or filing of any paper or any further act on the part of the parties hereto or such Authorized Agent or such successor corporation.

(d) Any Authorized Agent may at any time resign by giving
written notice of resignation to the Trustee, the Company and the Indenture
Trustee. The Company may, and at the request of the Trustee shall, at any time terminate the agency of any Authorized Agent by giving written notice of termination to such Authorized Agent and to the Trustee. Upon the resignation or termination of an Authorized Agent or in case at any time any such Authorized
Agent shall cease to be eligible under this Section (when, in either case, no other Authorized Agent performing the functions of such Authorized Agent shall have been appointed), the Company shall promptly appoint one or more qualified successor Authorized Agents, reasonably satisfactory to the Trustee, to perform the functions of the Authorized Agent which has resigned or whose agency has been terminated or who shall have ceased to be eligible under this Section.

The Company shall give written notice of any such appointment made by it to the
Trustee and the Indenture Trustee; and in each case the Trustee shall mail notice of such appointment to all Holders as their names and addresses appear on the Register.

(e) The Company agrees to pay, or cause to be paid, from time to time to each Authorized Agent the compensation as set forth in the schedule agreed to by each Authorized Agent and the Company for its services and to reimburse it for its reasonable expenses.

Section 6.13. Money for Certificate Payments to Be Held in
Trust. All moneys deposited with any Paying Agent for the purpose of any payment on Certificates shall be deposited and held in trust for the benefit of the
Holders of the Certificates entitled to such payment, subject to the provisions of this Section. Moneys so deposited and held in trust shall constitute a separate trust fund for the benefit of the Holders of the Certificates with respect to which such money was deposited.

The Trustee will cause each Paying Agent other than the
Trustee to execute and deliver to it an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(1) hold all sums held by it for payments on Certificates in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2) give the Trustee notice of any default by any obligor upon the Certificates in the making of any such payment; and

(3) at any time during the continuance of any such default,
upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Trustee may at any time, for the purpose of obtaining the satisfaction and discharge of this Trust Agreement or for any other purpose, direct any Paying Agent to pay to the Trustee all sums held in trust by such
Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Section 6.14. Registration of Equipment Notes in Trustee's
Name. The Trustee agrees that all Equipment Notes and Specified Investments, if any, shall be issued in the name of the Trustee or its nominee and held by the
Trustee, or, if not so held, the Trustee or its nominee shall be reflected as the owner of such Equipment Notes or Specified Investments, as the case may be, in the register of the issuer of such Equipment Notes or Specified Investments.
In no event shall the Trustee invest in, or hold, Equipment Notes or Specified
Investments in a manner that would cause the Trustee not to have the ownership interest in such Equipment Notes or Specified Investments under the applicable provisions of the Uniform Commercial Code in effect where the Trustee holds such
Equipment Notes or Specified Investments, or other applicable law then in effect.

Section 6.15. Representations and Warranties of Trustee. The
Trustee hereby represents and warrants that:

(i) the Trustee is a Delaware banking corporation duly
organized, validly existing, and in good standing under the laws of the
State of Delaware;

(ii) the Trustee has full corporate power, authority and legal right under the laws of the State of Delaware and the laws of the
United States pertaining to its banking and trust powers to execute, deliver, and perform this Trust Agreement and has taken all necessary action to authorize the execution, delivery, and performance by it of this Trust Agreement;

(iii) the execution, delivery and performance by the Trustee of this Trust Agreement will not contravene any law, rule or regulation of the State of Delaware or any United States governmental authority or agency regulating the Trustee's banking or trust powers or any judgment or order applicable to or binding on the Trustee and will not contravene or result in any breach of, or constitute a default under, the Trustee's charter or by-laws or the provision of any indenture, mortgage, contract or other agreement to which it is a party or by which it or any of its properties is bound;

(iv) the execution, delivery and performance by the Trustee of this Trust Agreement will not require the authorization, consent, or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any United States or
Delaware governmental authority or agency regulating the banking and trust activities of the Trustee; and

(v) this Trust Agreement has been duly executed and delivered by the Trustee and constitutes the legal, valid, and binding agreements of the Trustee, enforceable in accordance with its terms, provided that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and general principles of equity.

Section 6.16. Withholding Taxes; Information Reporting; Tax
Returns. The Trustee, as trustee of a grantor trust, shall exclude and withhold from each distribution of principal, premium, if any, and interest and other amounts due hereunder or under the Certificates any and all federal withholding taxes applicable thereto as required by federal law. The Trustee agrees to act as such withholding agent and, in connection therewith, whenever any present or future taxes or similar charges are required to be withheld with respect to any amounts payable in respect of the Certificates, to withhold such amounts and timely pay the same to the appropriate authority in the name of and on behalf of the Holders of the Certificates, that it will file any necessary withholding tax returns or statements when due, and that, as promptly as possible after the payment thereof, it will deliver to each Holder of a Certificate appropriate documentation showing the payment thereof, together with such additional documentary evidence as such Holders may reasonably request from time to time.
The Trustee agrees to file any other information reports and tax returns and forms as it may be required to file relating to such withholding taxes and shall otherwise file any other information reports as it may be

requested and directed to file under applicable law. The Trustee shall be permitted to rely upon any properly completed certificate presented by a Holder of Certificates claiming an exemption from or reduction of withholding taxes, absent bad faith on the part of the Trustee. Each Certificateholder agrees to indemnify (on an after-tax basis) and hold harmless the Trustee against any
United States withholding taxes and related interest and penalties which the
Trustee fails to withhold on payments to such Certificateholder as a result of the invalidity of any certificate or form provided by such Certificateholder to the Trustee. Any amount payable by a Certificateholder hereunder shall be paid within 30 days after receipt by a Certificateholder of a written demand thereof.

Section 6.17. Trustee's Liens. The Trustee, in its individual capacity, agrees that it will at its own cost and expense promptly take any action as may be necessary to duly discharge and satisfy in full any mortgage, pledge, lien, charge, encumbrance, security interest or claim ("Trustee's
Liens") on or with respect to the Trust Property which is either (i)
attributable to the Trustee in its individual capacity and which is unrelated to the transactions contemplated by this Trust Agreement or the other Transaction
Documents, or (ii) which is attributable to the Trustee as trustee hereunder or in its individual capacity and which arise out of acts or omissions which are prohibited by this Trust Agreement.

ARTICLE VII.

THE COMPANY

Section 7.01. Maintenance of Corporate Existence. The Company,
at its own cost and expense, will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises, except as otherwise specifically permitted in Section 7.02;
provided, however, that the Company shall not be required to preserve any right or franchise if the Company determines that the preservation thereof is no longer desirable in the conduct of the business of the Company.

Section 7.02. Consolidation, Merger, Etc. (a) Each of the
Company and the Guarantor agrees that it shall not consolidate with or merge into any other corporation under circumstances where the Company or the
Guarantor is not the surviving corporation or convey, transfer or lease substantially all of its assets as an entirety to any Person (other than the
Guarantor) unless the corporation formed by such consolidation or into which the
Company or Guarantor is merged or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Company or the
Guarantor, as the case may be, as an entirety shall be organized and validly existing under the laws of the United States of America or any state thereof or the District of Columbia, and such corporation or Person executes and delivers to the Trustee an agreement in form and substance reasonably satisfactory to the
Trustee containing an assumption by such successor or transferee entity of the due and punctual performance and observance of each covenant and condition of this Trust Agreement.

(b) Upon any such consolidation, merger, conveyance, transfer or lease, the successor or transferee entity shall succeed to, and be substituted for, and may exercise every

right and power of, the Company or the Guarantor, as the case may be, under this
Trust Agreement with the same effect as if such successor or transferee entity had been named as the Company or the Guarantor herein.

(c) Immediately after giving effect to such transaction, no
Event of Default or event which with notice or the passage of time or both would be an Event of Default shall have occurred and be continuing.

(d) The Trustee may receive an Officer's Certificate and an
Opinion of Counsel of the Company or the Guarantor, as the case may be, as conclusive evidence that any such consolidation, merger, conveyance, transfer or lease, and any such assumption, complies with the provisions of this Section
7.02.

ARTICLE VIII.

CERTIFICATEHOLDERS' LISTS AND REPORTS BY TRUSTEE

Section 8.01. The Company to Furnish Trustee with Names and
Addresses of Certificateholders. The Company will furnish to the Trustee within
15 days after each Record Date with respect to a Scheduled Payment, and at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request, a list, in such form as the Trustee may reasonably require, of all information in the possession or control of the
Company as to the names and addresses of the Holders of Certificates, in each case as of a date not more than 15 days prior to the time such list is furnished; provided, however, that so long as the Trustee is the sole Registrar, no such list need be furnished; and provided further, however, that no such list need be furnished for so long as a copy of the Register is being furnished to the Trustee pursuant to Section 6.12(b).

Section 8.02. Preservation of Information; Communications to
Certificateholders. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Certificates contained in the most recent list furnished to the Trustee as provided in
Section 6.12(b) or Section 8.01, as the case may be, and the names and addresses of Holders of Certificates received by the Trustee in its capacity as Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in
Section 6.12(b) or Section 8.01, as the case may be, upon receipt of a new list so furnished.

(b) If three or more Holders of Certificates (such Holders
hereinafter referred to as "applicants") apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a
Certificate for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of Certificates with respect to their rights under this Trust Agreement or under the Certificates and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, at its election, either:

(ii) afford such applicants access to the information
preserved at the time by the Trustee in accordance with Section
8.02(a); or

(iii) inform such applicants as to the approximate number of
Holders of Certificates whose names and addresses appear in the information preserved at the time by the Trustee in accordance with
Section 8.02(a), and as to the approximate cost of mailing to such
Certificateholders the form of proxy or other communication, if any, specified in such application.

If the Trustee shall elect not to afford such applicants
access to such information, the Trustee shall, upon the written request of such applicants, mail to each Certificateholder whose name and address appear in the information preserved at the time by the Trustee in accordance with Section
8.02(a), a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five Business Days after such tender, the Trustee shall mail to such applicants, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Holders of Certificates or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the applicants shall obtain a court order, after notice to the Trustee and opportunity for hearing, so directing the Trustee, the Trustee shall mail copies of such material to all such Certificateholders with reasonable promptness after the entry of such order and the renewal of the applicants' tender.

(c) Every Holder of Certificates, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the
Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Certificates in accordance with Section 8.02(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 8.02(b).

Section 8.03. Reports by the Company. The Company will:

(a) while any of the Certificates remain outstanding, make
available, upon request, to any seller of the Certificates or any beneficial interest therein the information specified in Rule 144A(d)(4) under the
Securities Act unless such information is not required to be so furnished pursuant to such Rule 144A(d)(4);

(b) file with the Trustee, within 30 days after the Guarantor is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Guarantor may be required to file with the
Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange
Act of 1934; or if the Guarantor is not required to file information, documents or reports pursuant to either of said Sections, then it will file with the
Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to
Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.

ARTICLE IX.

SUPPLEMENTAL TRUST AGREEMENTS

Section 9.01. Supplemental Trust Agreements Without Consent of
Certificateholders. Without the consent of the Holder of any Certificates, the
Company may, and the Trustee (subject to Section 9.03 and upon receipt of an
Officer's Certificate of the Company) shall, at any time and from time to time enter into one or more agreements supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes so long as such agreement shall not cause the Trust to cease to qualify as a "grantor trust" (within the meaning of Subpart E, Part I, Subchapter J of the Code) for U.S. federal income tax purposes:

(1) to evidence the succession of another corporation to the
Company, and the assumption by any such successor of the obligations of the Company herein contained; or

(2) to add to the covenants of the Company, for the benefit of the Holders of the Certificates, or to surrender any right or power herein conferred upon the Company;

(3) to cure any ambiguity, to correct or supplement any
provision herein which may be defective or inconsistent with any other provision herein or to make any other provisions with respect to matters or questions arising under this Trust Agreement as may be necessary or desirable; provided that any such action shall not adversely affect the interests of the Holders of the Certificates; or

(4) to evidence and provide for the acceptance of appointment under this Trust Agreement of a successor Trustee with respect to the
Trust and to add or change any of the provisions of this Trust
Agreement as shall be necessary to provide for or facilitate the administration of the Trust, provided that any such action shall not adversely affect the interests of the Holders of the Certificates.

Section 9.02. Supplemental Trust Agreements with Consent of
Certificateholders. With the consent of the Holders of Certificates evidencing
Fractional Undivided Interests aggregating not less than a majority in interest in the Trust, by Act of said Holders delivered to the Company and the Trustee, the Company may, and the Trustee (subject to Section 9.03) shall, enter into an agreement or agreements supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Trust Agreement or of modifying in any manner the rights and obligations of the Holders of the Certificates under this Trust Agreement; provided, however, that no such supplemental agreement shall, without the consent of the Holder of each Outstanding Certificate affected thereby:

(1) reduce in any manner the amount of, or delay the timing
of, any receipt by the Trustee of payments on the Equipment Notes or distributions that are required to be made herein on any Certificate, or change any date of payment on any Certificate, or change the place of payment where, or the coin or currency in which, any Certificate is payable, or impair the right to institute suit for the enforcement of any such payment or distribution on or after the Regular Distribution
Date or Special Distribution Date applicable thereto; or

(2) permit the disposition of any Equipment Note in the Trust
Property except as permitted by this Trust Agreement, or otherwise deprive any Certificateholder of the benefit of the ownership of the
Equipment Notes in the Trust; or

(3) reduce the percentage of the aggregate Fractional
Undivided Interests of the Trust which is required for any such supplemental agreement, or reduce such percentage required for any waiver (of compliance with certain provisions of this Trust Agreement or certain defaults hereunder and their consequences) provided for in this Trust Agreement;

(4) modify any of the provisions of this Section or Section
5.05, except to increase any such percentage or to provide that certain other provisions of this Trust Agreement cannot be modified or waived without the consent of the Holder of each Certificate affected thereby;
or

(5) cause the Trust to cease to qualify as a "grantor trust"
(within the meaning of Subpart E, Part I, Subchapter J of the Code) for
U.S. federal income tax purposes.

It shall not be necessary for any Act of Certificateholders
under this Section to approve the particular form of any proposed supplemental agreement, but it shall be sufficient if such Act shall approve the substance thereof.

Section 9.03. Documents Affecting Immunity or Indemnity. If in
the opinion of the Trustee any document required to be executed by it pursuant to the terms of Section 9.01 or 9.02 affects any interest, right, duty, immunity or indemnity in favor of the Trustee under this Trust Agreement, the Trustee may in its discretion decline to execute such document.

Section 9.04. Execution of Supplemental Trust Agreements. In
executing, or accepting the additional trusts created by, any supplemental agreement permitted by this Article or the modifications thereby of the trusts created by this Trust Agreement, the Trustee shall be entitled to receive, and
(subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental agreement is authorized or permitted by this Trust Agreement.

Section 9.05. Effect of Supplemental Trust Agreements. Upon
the execution of any supplemental agreement under this Article, this Trust
Agreement shall be modified in accordance therewith, and such supplemental agreement shall form a part of this Trust Agreement for all purposes; and every
Holder of Certificates theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 9.06. Reference in Certificates to Supplemental Trust
Agreements. Certificates authenticated and delivered after the execution of any supplemental agreement pursuant to this Article may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental agreement; and, in such case, suitable notation may be made upon Outstanding
Certificates after proper presentation and demand.

ARTICLE X.

AMENDMENTS TO TRANSACTION DOCUMENTS

Section 10.01. Amendments and Supplements to Transaction
Documents. In the event that the Trustee, as holder of any Equipment Note in trust for the benefit of the Certificateholders, receives a request for a consent to any amendment, modification, waiver or supplement under any
Indenture, the Trustee shall forthwith send a notice of such proposed amendment, modification, waiver or supplement, to each Certificateholder registered on the
Register as of such date. The Trustee shall request from the Certificateholders
Directions as to (i) whether or not to direct the Indenture Trustee to take or refrain from taking any action which a holder of such Equipment Note has the option to direct, (ii) whether or not to give or execute any waivers, consents, amendments, modifications or supplements as a holder of such Equipment Note, and
(iii) how to vote any Equipment Note if a vote has been called for with respect thereto. Provided such a request for Certificateholder Direction shall have been made, in directing any action or casting any vote or giving any consent as the holder of any Equipment Note, the Trustee shall vote or consent with respect to such Equipment Note in the same proportion as the Certificates were actually voted by Acts of Holders delivered to the Trustee prior to two Business Days before the Trustee directs such action or casts such vote or gives such consent.
Notwithstanding the foregoing, but subject to Section 5.04, in the case that an
Event of Default hereunder shall have occurred and be continuing, the Trustee may, in its own discretion and at its own direction, consent and notify the
Indenture Trustee of such consent to any amendment, modification, waiver or supplement under any Indenture. Any action under an Indenture which requires the unanimous consent of all holders of the Equipment Notes outstanding under such
Indenture shall require the unanimous consent of the Certificateholders.

If in the opinion of the Trustee any document required to be executed by it pursuant to the terms of this Section adversely affects any interest, right, duty, immunity or indemnity in favor of the Trustee under this
Trust Agreement, the Trustee may in its discretion decline to execute such document.

ARTICLE XI.

TERMINATION OF TRUST

Section 11.01. Termination of the Trust. The respective
obligations and responsibilities of the Company and the Trustee created hereby and the Trust created hereby shall terminate upon the distribution to all
Certificateholders of all amounts required to be

distributed to them pursuant to this Trust Agreement and the disposition of all property held as part of the Trust Property; provided, however, that in no event shall the Trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of George Herbert Walker Bush, former President of the United States, living on the date of this Trust
Agreement.

Notice of any termination, specifying the Regular Distribution
Date (or Special Distribution Date, as the case may be) upon which the
Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be mailed promptly by the
Trustee to Certificateholders not earlier than the 60th day and not later than the 20th day next preceding such final distribution specifying (A) the Regular
Distribution Date (or Special Distribution Date, as the case may be) upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein specified, (B)
the amount of any such final payment, and (C) that the Record Date otherwise applicable to such Regular Distribution Date (or Special Distribution Date, as
the case may be) is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. The Trustee shall give such notice to the Registrar at the time such notice is given to Certificateholders. Upon presentation and surrender of the
Certificates, the Trustee shall cause to be distributed to Certificateholders amounts distributable on such Regular Distribution Date or Special Distribution
Date, as the case may be, pursuant to Section 4.02.

In the event that all of the Certificateholders shall not
surrender their Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their
Certificates for cancellation and receive the final distribution with respect thereto. In the event that any money held by the Trustee for the payment of distributions on the Certificates shall remain unclaimed for two years (or such lesser time as the Trustee shall be satisfied, after sixty days' notice from the
Company, is one month prior to the escheat period provided under applicable law)
after the final distribution date with respect thereto, the Trustee shall pay to the Indenture Trustee the appropriate amount of money relating to the Indenture
Trustee and shall give written notice thereof to the Company.

ARTICLE XII.

MISCELLANEOUS PROVISIONS

Section 12.01. Limitation on Rights of Certificateholders. The
death or incapacity of any Certificateholder shall not operate to terminate this
Trust Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations, and liabilities of the parties hereto or any of them.

Section 12.02. Certificates Nonassessable and Fully Paid.
Certificateholders shall not be personally liable for obligations of the Trust.
The Fractional Undivided Interests

represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever, and Certificates upon authentication thereof by the Trustee pursuant to Section 3.02 are and shall be deemed fully paid. No Certificateholder shall have any right (except as expressly provided herein) to vote or in any manner otherwise control the operation and management of the Trust Property, the Trust established hereunder, or the obligations of the parties hereto, nor shall anything set forth herein, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association.

Section 12.03. Notices. All demands, notices, and
communications hereunder shall be in writing, personally delivered or mailed by certified mail return receipt requested, and shall be deemed to have been duly given upon receipt, in the case of the Company and the Guarantor, at the following address: Trinity Industries Leasing Company, 2525 Stemmons Freeway,
Dallas, Texas 75207, Attention: General Counsel, and in the case of the Trustee, at the following address: Rodney Square North, 1100 North Market Street,
Wilmington, Delaware 19890, Attention: Corporate Trust Administration, or, in
each case, at such other address as shall be designated by such party in a written notice to the other parties. Any notice required or permitted to be given to a Certificateholder hereunder shall be mailed by first class mail, postage prepaid, at the address of such Holder as shown in the Register. Any notice so mailed within the time prescribed in this Trust Agreement shall be conclusively presumed to have been duly given, whether or not the
Certificateholder receives such notice. The Trustee shall promptly furnish the
Company with a copy of each demand, notice or written communication received by the Trustee hereunder from any Certificateholder or the Indenture Trustee.

Section 12.04. Governing Law. THIS TRUST AGREEMENT HAS BEEN
DELIVERED IN THE STATE OF NEW YORK AND TOGETHER WITH THE CERTIFICATES SHALL BE
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK
AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE
DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 12.05. Severability of Provisions. If any one or more of the covenants, agreements, provisions, or terms of this Trust Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Trust Agreement and shall in no way affect the validity or enforceability of the other provisions of this Trust
Agreement or the Trust, or of the Certificates or the rights of the Holders thereof.

Section 12.06. Effect of Headings and Table of Contents. The
Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 12.07. Successors and Assigns. All covenants,
agreements, representations and warranties in this Trust Agreement by the
Trustee and the Company shall bind and, to the extent permitted hereby, shall inure to the benefit of and be enforceable by their respective successors and assigns, whether so expressed or not.

Section 12.08. Benefits of Trust Agreement. Nothing in this
Trust Agreement or in the Certificates, express or implied, shall give to any
Person, other than the parties hereto and their successors hereunder, and the
Holders of Certificates, any benefit or any legal or equitable right, remedy or claim under this Trust Agreement.

Section 12.09. Legal Holidays. In any case where any Regular
Distribution Date or Special Distribution Date relating to any Certificate shall not be a Business Day, then (notwithstanding any other provision of this Trust
Agreement) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such
Regular Distribution Date or Special Distribution Date, and no interest shall accrue during the intervening period.

Section 12.10. Counterpart. For the purpose of facilitating
the execution of this Trust Agreement and for other purposes, this Trust
Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

Section 12.11. Tax Treatment. For United States federal income tax purposes, the Equipment Notes shall be treated as debt obligations, and interest and other income arising thereunder shall be treated as from sources within the United States in accordance with United States federal income tax principles and the Trust shall be treated as a "grantor trust" (within the meaning of Subpart E, Part I, Subchapter J of the Code) so that each
Certificateholder will be treated as owning a pro rata undivided interest in the
Equipment Notes.

Section 12.12. No Partnership. All parties to this Trust
Agreement and each Certificateholder, by his acceptance of a Certificate, specifically disavow any intent to form a partnership or joint venture for U.S.
federal income tax purposes or otherwise, and agree not to make any filings or take any positions inconsistent with such intent.

IN WITNESS WHEREOF, the Company, the Guarantor and the Trustee
have caused this Trust Agreement to be duly executed by their respective officers, all as of the day and year first above written.

TRINITY INDUSTRIES LEASING COMPANY,
Company

By:
-------------------------------
Name:
Title:

TRINITY INDUSTRIES, INC.,
Guarantor

By:
--------------------------------
Name:
Title:

WILMINGTON TRUST COMPANY,
Trustee

By:
--------------------------------
Name:
Title:

EXHIBIT A

[FORM OF CERTIFICATE]

TRINITY INDUSTRIES LEASING COMPANY
2002-1 PASS THROUGH TRUST

THIS PASS THROUGH CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.
NEITHER THIS PASS THROUGH CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN
MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE
DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION
THEREFROM.

THE HOLDER OF THIS PASS THROUGH CERTIFICATE, BY ITS ACCEPTANCE HEREOF, AGREES
FOR THE BENEFIT OF THE ISSUER THAT (A) THIS PASS THROUGH CERTIFICATE MAY BE
OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) INSIDE THE UNITED
STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED
INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A
TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED
STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE
SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE
SECURITIES ACT PROVIDED BY RULE 144 (IF AVAILABLE) OR (IV) PURSUANT TO AN
EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I)
THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF
THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS
REQUIRED TO, NOTIFY ANY SUBSEQUENT PURCHASER OF THIS PASS THROUGH CERTIFICATE
FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

UNLESS THIS GLOBAL CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF
THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF
TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF
CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER REPRESENTATIVE OF
THE DEPOSITORY TRUST COMPANY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER
USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE
REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT
NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH
SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE
LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
SECTION 3.07 OF THE TRUST AGREEMENT REFERRED TO HEREIN.

BY ITS ACQUISITION HEREOF, THE HOLDER REPRESENTS THAT EITHER (I) IT IS NOT (A)
AN "EMPLOYEE BENEFIT PLAN" SUBJECT TO TITLE I OF ERISA, (B) A PLAN SUBJECT TO
SECTION 4975 OF THE CODE, (C) AN ENTITY THE UNDERLYING ASSETS OF WHICH INCLUDE
THE ASSETS OF ANY

EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE OR
(D) A GOVERNMENTAL OR OTHER PLAN THAT IS SUBJECT TO ANY LAW THAT IS
SUBSTANTIALLY SIMILAR TO THE PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975
OF THE CODE, OR (II) THE PURCHASE AND HOLDING OF THIS CERTIFICATE OR INTEREST
THEREIN BY SUCH HOLDER WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION
406 OF ERISA, SECTION 4975 OF THE CODE OR ANY SUBSTANTIALLY SIMILAR LAW FOR
WHICH AN EXEMPTION IS NOT AVAILABLE.

TRINITY INDUSTRIES LEASING COMPANY
2002-1 PASS THROUGH TRUST

7.755% Pass Through
Certificate, Series 2002-1

CUSIP
---------

Final Expected Regular Distribution Date:
-----------

Evidencing a fractional undivided interest in
a trust, the property of which includes
certain equipment notes, each secured by
certain railcars owned by
Trinity Industries Leasing Company

Certificate No. $_________ fractional Undivided
Interest representing
.000588235% of the Trust per
$1,000 face amount

THIS CERTIFIES THAT ____________, for value received, is the registered owner of a $__________ (_____________ Dollars) (as such amount may be increased or decreased from time to time as provided in the Agreement)
Fractional Undivided Interest in the Trinity Industries Leasing Company 2002-1
Pass Through Trust (the "Trust") created pursuant to a Pass Through Trust
Agreement dated as of February 15, 2002 (as amended from time to time, the
"Agreement"), among Trinity Industries Leasing Company, a corporation incorporated under Delaware law (the "Company"), Trinity Industries, Inc., a
corporation incorporated under Delaware law (the "Guarantor") and Wilmington
Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is one of the duly authorized Certificates designated as "7.755% Pass Through Certificates, Series 2002-1" (herein called the "Certificates"). This Certificate is issued under and is subject to the terms, provisions, and conditions of the Agreement, to which Agreement the
Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The property of the Trust includes certain Equipment
Notes and certain funds received in connection therewith (the "Trust Property").
Each issue of Equipment Notes is secured by a security interest in railroad rolling stock owned by the Company and fully and unconditionally guaranteed by the Guarantor. Subject to and in accordance with the terms of the Agreement, from funds then available to the Trustee, there will be distributed on each
February 15 and August 15 (each, a "Regular Distribution Date"), commencing on
August 15, 2002, to the Person in whose name this Certificate is registered at the close of business on the day of the month which is 15 days preceding the
Regular Distribution Date, an amount in respect of the Scheduled Payments on the
Equipment Notes due on such Distribution Date, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the
Trust evidenced by this Certificate and an amount equal to the sum of such Scheduled Payments so received. Subject to and in accordance with the terms of the Agreement, in the event that Special Payments on the Equipment
Notes are received by the Trustee, from funds then available to the Trustee, there shall be distributed on the applicable Special Distribution Date, to the
Person in whose name this Certificate is registered at the close of business on the day of the month which is 15 days preceding the Special Distribution Date, an amount in respect of such Special Payments on the Equipment Notes, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Special Payments so received. If a Regular Distribution
Date or Special Distribution Date is not a Business Day, distribution shall be made on the immediately following Business Day and no additional interest shall accrue. The Special Distribution Date shall be the day of the month determined as provided in the Agreement. The Trustee shall mail notice of each Special
Payment and the Special Distribution Date therefor to the Holders of the
Certificates.

Distributions on this Certificate will be made by the Trustee by check mailed to the Person entitled thereto, without the presentation or surrender of this Certificate or the making of any notation hereon. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Certificate will be made after notice mailed by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Trustee specified in such notice.

The Agreement provides that for United States federal income tax purposes, interest and other income arising under the Equipment Notes shall be treated as from sources within the United States and the Trust shall be treated as a "grantor trust" (within the meaning of Subpart E, Part I,
Subchapter J of the Code) so that each Certificateholder will be treated as owning a proportionate undivided interest in the Equipment Notes. Furthermore, pursuant to the Agreement, by acceptance of a Certificate, each
Certificateholder specifically disavows any intent to form a partnership or joint venture for U.S. federal income tax purposes or otherwise, and agrees not to make any filings or take any positions inconsistent with such intent.

THIS CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Reference is hereby made to the further provisions of this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been
executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

WILMINGTON TRUST COMPANY,
not in its individual capacity but solely as
Trustee of TRINITY INDUSTRIES LEASING COMPANY
2002-1 PASS THROUGH TRUST,

By:
-----------------------------------------
Name:
Title:

[FORM OF THE TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

Dated:

This is one of the Certificates referred
to in the within-mentioned Agreement

WILMINGTON TRUST COMPANY,
as Trustee,

By:
-----------------------------------------
Authorized Signatory
[Reverse of Certificate]

The Certificates do not represent a direct obligation of, or an obligation guaranteed by, or an interest in, the Company or the Trustee or any Affiliate thereof. The Certificates are limited in right of payment, all as more specifically set forth on the face hereof and in the Agreement. All payments or distributions made to Certificateholders under the Agreement shall be made only from the Trust Property and only to the extent that the Trustee shall have sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of the Agreement. Each Holder of this
Certificate, by its acceptance hereof, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to such Holder as provided in the Agreement. This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby. A copy of the Agreement may be examined during normal business hours at the principal office of the Trustee, and at such other places, if any, designated by the Trustee, by any Certificateholder upon request.

The Agreement permits, with certain exceptions therein
provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the
Agreement at any time by the Company and the Trustee with the consent of the
Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust. Any such consent by the
Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain
limitations therein set forth, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in its capacity as
Registrar, or by any successor Registrar, duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and the
Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the
Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in minimum denominations of $100,000 Fractional Undivided
Interest and integral multiples of $1,000 in excess thereof except that one
Certificate may be in a denomination of less than $1,000. As provided in the
Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust, as requested by the
Holder surrendering the same.

No service charge will be made for any such registration of
transfer or exchange, but the Trustee shall require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

The Trustee, the Registrar, and any agent of the Trustee or
the Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Registrar, nor any such agent shall be affected by any notice to the contrary.

The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Agreement and the disposition of all property held as part of the Trust Property.

EXHIBIT B

FORM OF

LETTER OF REPRESENTATIONS

B-1

EXHIBIT C
to
Trust
Agreement

Form of Certificate for Unlegended Certificates

Wilmington Trust Company
[Address] [DATE]
Attention: Corporate Trust Administration

Re: Trinity Industries Leasing Company 2002-1 Pass Through Trust
7.755% 2002-1 Pass Through Certificates (the "Certificates")

Ladies and Gentlemen:

This letter relates to $ ____________ Fractional Undivided
Interest of Certificates represented by a Certificate (the "Legended
Certificate") which bears a legend outlining restrictions upon transfer of such
Legended Certificate. Pursuant to Section 3.01 of the Pass Through Trust
Agreement (the "Agreement") dated as of February 15, 2002 relating to the
Certificate, we hereby certify that we are (or we will hold such Certificate on behalf of) a person outside the United States to whom the Certificates could be transferred in accordance with Rule 904 of Regulation S promulgated under the
U.S. Securities Act of 1933, as amended. Accordingly, you are hereby requested to exchange the legended certificate for an unlegended certificate representing an identical principal amount of Certificates, all in the manner provided for in the Agreement.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,
[Name of Holder]

By:
----------------------------
Authorized Signature

C-1

EXHIBIT D
to
Trust Agreement

Form of Certificate to Be Delivered
in Connection with Transfers
Pursuant to Regulation S

Wilmington Trust Company
[Address] [DATE]
Attention: Corporate Trust Administration

Re: Trinity Industries Leasing Company 2002-1 Pass Through Trust
7.755% 2002-1 Pass Through Certificates (the "Certificates")

Ladies and Gentlemen:

In connection with our proposed sale of $ _______ Fractional
Undivided Interest of the Certificates, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities
Act of 1933, as amended, and, accordingly, we represent that:

1. the offer of the Certificates was not made to a person in the United States;

2. at the time the buy order was originated, the transferee
was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

3. no directed selling efforts have been made by us in the
United States in contravention of the requirements of Rule 903(b) or
Rule 904(b) of Regulation S, as applicable; and

4. the transaction is not part of a plan or scheme to evade
the registration requirements of the U.S. Securities Act of 1933.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]

By:
----------------------------
Authorized Signature

D-1

EXHIBIT E
to
Trust Agreement

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby
sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

--------------------------------------------------------------------------------
Please print or typewrite name and address including zip code of assignee

--------------------------------------------------------------------------------
the within Certificate and all rights thereunder, hereby irrevocably constituting and appointing ______________________________________ attorney to transfer said Certificate on the books of the Company with full power of substitution in the premises.

[THE FOLLOWING PROVISION TO BE INCLUDED
ON ALL CERTIFICATES OTHER THAN UNLEGENDED
REGULATION S GLOBAL AND UNLEGENDED
REGULATION S CERTIFICATED CERTIFICATES]

In connection with any transfer of this Certificate occurring prior to the date which is the end of the period referred to in Rule 144(k) under the Securities
Act, the undersigned confirms that without utilizing any general solicitation or general advertising that:

[Check One]

[ ](a) this Certificate is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

or

[ ](b) this Certificate is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Certificate and the Trust
Agreement.

If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Certificate in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 3.07 of the Indenture shall have been satisfied.

E-1

Date:
--------------- -----------------------------------------------
NOTICE: The signature to this assignment must
correspond with the name as written upon the
face of the within-mentioned instrument in
every particular, without alteration or any
change whatsoever.

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this
Certificate for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of
1933, as amended, and is aware that the sale to it is being made in reliance on
Rule 144A and acknowledges that it has received such information regarding the
Company and/or the Trust as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
-------------- -----------------------------------------------
NOTICE: To be executed by an executive officer

E-2